Exhibit 10.4 Certain identified information has been excluded from the exhibit because it is both (i) not material and (ii) is the type of information that the registrant treats as private or confidential. Double asterisks denote omissions. EXECUTION VERSION LICENSE AGREEMENT by and among Arvinas, Inc., Arvinas Operations, Inc., Arvinas Androgen Receptor, Inc. and Novartis Pharma AG April 10, 2024

TABLE OF CONTENTS ARTICLE 1 DEFINITIONS; INTERPRETATION .................................................... 1 ARTICLE 2 LICENSES; EXCLUSIVITY ................................................................. 21 ARTICLE 3 GOVERNANCE ...................................................................................... 27 ARTICLE 4 ARVINAS CLINICAL TRIALS ............................................................ 29 ARTICLE 5 NOVARTIS DEVELOPMENT ACTIVITIES ..................................... 32 ARTICLE 6 REGULATORY ....................................................................................... 33 ARTICLE 7 MANUFACTURING AND QUALITY MATTERS............................. 35 ARTICLE 8 COMMERCIALIZATION ..................................................................... 38 ARTICLE 9 FINANCIAL PROVISIONS ................................................................... 39 ARTICLE 10 INTELLECTUAL PROPERTY .......................................................... 46 ARTICLE 11 CONFIDENTIALITY; PUBLICATION............................................. 51 ARTICLE 12 TERM AND TERMINATION ............................................................. 54 ARTICLE 13 REPRESENTATIONS AND WARRANTIES; COVENANTS ........ 59 ARTICLE 14 INDEMNIFICATION; LIABILITY; INSURANCE.......................... 67 ARTICLE 15 ANTITRUST MATTERS ..................................................................... 70 ARTICLE 16 GENERAL PROVISIONS .................................................................... 71

1 EXHIBITS [**]

1 LICENSE AGREEMENT This LICENSE AGREEMENT (this “Agreement”) is made as of April 10, 2024 (the “Execution Date”), by and among Arvinas, Inc., Arvinas Operations, Inc., and Arvinas Androgen Receptor, Inc., each organized under the laws of Delaware and located at 5 Science Park, 395 Winchester Ave., New Haven, CT 06511 (each, an “Arvinas Entity” and, collectively, “Arvinas”), on the one hand, and Novartis Pharma AG, a company organized under the laws of Switzerland located at Lichtstrasse 35, 4002 Basel, Switzerland (“Novartis”), on the other hand. Novartis and Arvinas are referred to in this Agreement individually as a “Party” and collectively as the “Parties”. RECITALS WHEREAS, Arvinas is developing ARV-766 and owns or otherwise controls certain Patent Rights and Know-How related thereto; WHEREAS, subject to the terms and conditions of this Agreement, Novartis wishes to obtain, and Arvinas wishes to grant, an exclusive license and other rights to Licensed Compounds and Licensed Products in the Field in the Territory; WHEREAS, subject to the terms and conditions of this Agreement, such rights include the right to Develop, Manufacture, Commercialize and otherwise Exploit Licensed Compounds and Licensed Products in the Field in the Territory; WHEREAS, subject to the terms and conditions of this Agreement, Arvinas wishes to retain, and Novartis is willing to agree that Arvinas retains, responsibility for conducting the Arvinas Clinical Trial Activities; and WHEREAS, simultaneously with and contingent upon entering into this Agreement, the Parties are entering into that certain Asset Purchase Agreement, dated as of the Execution Date, regarding the purchase by Novartis from Arvinas of certain assets with respect to AR-V7 Products and AR-V7 Compounds (the “AR-V7 Agreement”). NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants contained herein, the receipt and sufficiency of which are hereby acknowledged, Novartis and Arvinas hereby agree as follows: ARTICLE 1 DEFINITIONS; INTERPRETATION Unless the context otherwise requires, the terms in this Agreement with initial letters capitalized shall have the meanings set forth below: 1.1 “AB Compliance Process Gaps” shall have the meaning set forth in Section 13.4(d). 1.2 “AB Training” shall have the meaning set forth in Section 13.4(c). 1.3 “Accounting Standards” means (a) with respect to Novartis, International Financial Reporting Standards (“IFRS”) and (b) with respect to Arvinas, GAAP, in each case, consistently applied throughout the applicable Party’s organization. Each Party shall promptly

2 notify the other Party in the event that it changes the Accounting Standards pursuant to which its records are maintained; provided, that each Party may only use internationally recognized accounting principles (e.g., IFRS, GAAP, etc.) as its Accounting Standards. 1.4 “Acquisition Transaction” shall have the meaning set forth in the definition of Control. 1.5 “Act” shall have the meaning set forth in Section 6.6. 1.6 “Adverse Event” means any untoward medical occurrence in a patient or clinical investigation subject administered a pharmaceutical product and that does not necessarily have a causal relationship with such pharmaceutical product. An adverse event can therefore be any unfavorable and unintended sign (including an abnormal laboratory finding), symptom, or disease temporally associated with the use of a pharmaceutical (investigational) product, whether or not related to the pharmaceutical (investigational) product. 1.7 “Affiliate” means, with respect to any Person, any other Person that now or hereinafter controls, is controlled by, or is under common control with, such Person. For purposes of this definition, “control” shall mean, direct or indirect, ownership of at least fifty percent (50%) of the shares of stock entitled to vote for the election of directors, in the case of a corporation, or fifty percent (50%) or more of the equity interest in the case of any other type of legal entity, status as a general partner in any partnership or any other arrangement whereby the Person controls or has the right to control the board of directors or equivalent governing body of a corporation or other entity, or the ability to direct the management and policies of a corporation or other entity. The Parties acknowledge that in the case of entities organized under the laws of certain countries where the maximum percentage ownership permitted by law for a foreign investor is less than fifty percent (50%), such lower percentage shall be substituted in the preceding sentence; provided, that such foreign investor has the power to direct the management and policies of such entity. 1.8 “Agreement” shall have the meaning set forth in the Preamble. 1.9 “Alliance Manager” shall have the meaning set forth in Section 3.1. 1.10 “Allowable Exception” shall have the meaning set forth in Section 4.4. 1.11 “Androgen Receptor” means a nuclear receptor protein encoded [**], with the [**], which functions as a transcription factor and regulates the development and growth of the prostate. 1.12 “Annual Compliance Confirmation” shall have the meaning set forth in Section 13.4(e). 1.13 “Antibody” means any and all antibodies, antibody fragments, or antibody analogues, including [**]. 1.14 “Applicable Laws” means any national, international, supra-national, federal, state or local laws, treaties, statutes, ordinances, rulings, rules and regulations, including any rules, regulations, guidance or guidelines, or requirements of any Regulatory Authorities, national

3 securities exchanges or securities listing organizations, Governmental Authorities, courts, tribunals, agencies, legislative bodies and commissions that are in effect from time to time during the Term, including GCP, GMP, GLP and GVP, in each case, as and to the extent applicable. 1.15 “AR Degrader” means a Protein Degrader that targets the Androgen Receptor as its primary mechanism of action. 1.16 “ARV-110” means that certain PROTAC referred to as “Bavdegalutamide” and designated by Arvinas, as of the Execution Date, as “ARV-110.” 1.17 “ARV-110 Compound” means ARV-110 and any Related Compound thereof. 1.18 “ARV-110 Product” means any product containing or comprising the ARV-110 Compound as an active pharmaceutical ingredient (including all dosage forms, presentations, formulations and dosage strengths). 1.19 “ARV-027” means the compound that, as of the Execution Date, is being Developed by Arvinas or its Affiliates [**] and designated by Arvinas, as of the Execution Date, as “ARV-027.” 1.20 “ARV-766” means that certain PROTAC designated by Arvinas, as of the Execution Date, as “ARV-766,” as identified in [**]. 1.21 “AR-V7” means the Androgen Receptor isoform encoded by [**], with a [**]. 1.22 “AR-V7 Agreement” shall have the meaning set forth in the Recitals. 1.23 “AR-V7 Compound” means any AR Degrader (including any PROTAC) or other small molecule compound Controlled by Arvinas or its Affiliates that [**] and any Related Compound of any such AR Degrader or small molecule compound. 1.24 “AR-V7 Product” means any product containing or comprising the AR-V7 Compound as an active pharmaceutical ingredient (including all dosage forms, presentations, formulations and dosage strengths). 1.25 “Arvinas” shall have the meaning set forth in the Preamble. 1.26 “Arvinas Clinical Trial Activities” means the activities undertaken by or on behalf of Arvinas or is Affiliates in connection with the Arvinas Clinical Trials as set forth in the Arvinas Development Plan [**] and all Clinical Trial Follow-up Activities with respect thereto, in each case, conducted prior to Completion of the Arvinas Clinical Trials Transfer. 1.27 “Arvinas Clinical Trials” means the Arvinas Monotherapy Clinical Trial and the Arvinas Combination Therapy Clinical Trial. 1.28 “Arvinas Combination Therapy Clinical Trial” means [**].

4 1.29 “Arvinas Development Plan [**]” means the development plan for the Arvinas Clinical Trials Activities [**], as such development plan [**] may be amended from time to time in accordance with this Agreement, including, when and to the extent applicable, Clinical Trial Follow-Up Activities. 1.30 “Arvinas Entity” shall have the meaning set forth in the Preamble. 1.31 “Arvinas Indemnitees” shall have the meaning set forth in Section 14.2. 1.32 “[**]”[**]. 1.33 “Arvinas Monotherapy Clinical Trial” means Part A (also referred to as Study 101 A) (dose escalation) and Part B (also referred to as Study 102 B) (dose expansion) of the Arvinas On-Going Clinical Trial evaluating ARV-766 as monotherapy. 1.34 “Arvinas On-Going Clinical Trial” means the Clinical Trial sponsored by Arvinas, entitled “A Phase 1/2 Open-Label, Dose-Escalation and Cohort Expansion Clinical Trial to Evaluate the Safety, Tolerability, Pharmacokinetics, and Pharmacodynamics of ARV-766 Monotherapy and in Combination with Abiraterone in Patients with Metastatic Prostate Cancer”, and identified by ClinicalTrials.gov Identifier: NCT05067140. 1.35 “Arvinas Parties” shall have the meaning set forth in Section 13.4. 1.36 “Auditor” shall have the meaning set forth in Section 9.9(b). 1.37 “Bayh-Dole Act” means the Patent and Trademark Law Amendments Act of 1980, codified at 35 U.S.C. §§ 200-212, as well as any regulations promulgated pursuant thereto, including in 37 C.F.R. Part 401. 1.38 “Business Day” means a day other than a Saturday, Sunday, or other day on which commercial banks are authorized or required to be closed, as the case may be, in Basel, Switzerland, or New York City, New York. In addition, none of December 24-January 2 shall constitute a Business Day. 1.39 “Calendar Quarter” means the respective periods of three (3) consecutive calendar months ending on March 31, June 30, September 30 or December 31, during the Term, or the applicable part thereof during the first or last calendar quarter of the Term. 1.40 “Calendar Year” means any calendar year ending on December 31, or the applicable part thereof during the first or last calendar year of the Term. 1.41 “Challenge Country” shall have the meaning set forth in Section 12.6. 1.42 “Change of Control” means, with respect to a Party, (a) a merger, reorganization, combination or consolidation of such Party (or, if applicable, a parent company of such Party) with a Third Party that results in the holders of beneficial ownership of the voting securities or other voting interests of such Party (or, if applicable, a parent company of such Party) immediately prior to such merger, reorganization, combination or consolidation ceasing to hold beneficial ownership

5 of at least fifty percent (50%) of the combined voting power of the surviving entity or the applicable parent of the surviving entity immediately after such merger, reorganization, combination or consolidation; (b) a transaction or series of related transactions in which a Third Party, together with its Affiliates, becomes the beneficial owner of fifty percent (50%) or more of the combined voting power of the outstanding securities or other voting interest of such Party or a parent company of such Party; or (c) the sale or other transfer (in one (1) transaction or a series of related transactions) to a Third Party of all or substantially all of such Party’s or its parent company’s assets. 1.43 “Claim” means any demand, claim, action, litigation, arbitration or other proceeding brought by a Third Party. 1.44 “Clinical Finished Goods” means a pharmaceutical product in finished dosage form, packaged and labeled for shipment for use in Clinical Trials. 1.45 “Clinical Trial” means a Phase 1 Clinical Trial, Phase 1/2 Clinical Trial, Phase 2 Clinical Trial, Phase 3 Clinical Trial or such other study in humans that is conducted in accordance with GCP and is designed to generate data in support or submitting or maintaining an NDA, MAA or other similar marketing application. 1.46 “Clinical Trial Follow-up Activities” means, with respect to any Clinical Trial, [**]. 1.47 “CMO” means contract manufacturing organization. 1.48 “CoC Module” shall have the meaning set forth in Section 13.4(d). 1.49 “Code” means the United States Bankruptcy Code, 11 U.S.C. § 101 et seq. 1.50 “Cohort Expansion Clinical Trial” means [**]. 1.51 “[**]” [**]. 1.52 “Commercialize” or “Commercialization” means all activities directed to branding, marketing, advertising, promoting, pricing, distributing, importing, exporting, offering to sell or selling a product, including any Companion Diagnostic, or conducting other commercialization activities, including post-approval activities and all activities directed to obtaining Pricing Approvals. For clarity, Commercialization shall not include Manufacturing. 1.53 “Commercially Reasonable Efforts” means, [**]. 1.54 “Committee” means the JSC or any joint subcommittee established by the JSC, as applicable. 1.55 “Companion Diagnostic” means [**]. 1.56 “Competing Product” means [**].

6 1.57 “Completion of the Arvinas Clinical Trials Transfer” means [**]. 1.58 “Confidential Information” means, with respect to a Party, all Know-How and other information and data that is disclosed by or on behalf of such Party or any of its Affiliates or otherwise made available to the other Party or any of its Affiliates, whether made available orally, in writing or in electronic form, in connection with this Agreement on or after the Execution Date or before the Execution Date under the Confidentiality Agreement as provided in Section 16.9, including any such Know-How, information or data comprising or relating to concepts, discoveries, inventions, data, designs, information or formulae. For clarity: [**]; and [**] Novartis Background Technology and Novartis’ Manufacturing Know-How shall be deemed to constitute the Confidential Information of Novartis. 1.59 “Confidentiality Agreement” shall have the meaning set forth in Section 16.9. 1.60 “[**]” [**]. 1.61 “Control” or “Controlled” means, with respect to any Know-How, Patent Rights, other intellectual property rights, material or assets, or any proprietary or trade secret information, the legal authority or right (whether by ownership, license or otherwise) of a Party or any of its Affiliates to grant a license or a sublicense of or under, or access to or right to use, such Know- How, Patent Rights, or intellectual property rights, material or assets to another Person, or to otherwise disclose such proprietary or trade secret information to another Person, without (x) breaching the terms of any agreement with a Third Party, (y) misappropriating the proprietary or trade secret information of a Third Party, or (z) being obligated to pay any royalties or other consideration therefor, except, in the case of this clause (z), [**]. For clarity, any Know-How or Patent Rights licensed to Arvinas or its Affiliates under [**] shall not be deemed to be Controlled by Arvinas or its Affiliates. Notwithstanding the foregoing, in the event of (a) a Change of Control of a Party, or (b) a Third Party Acquisition completed by a Party, in each case ((a) or (b)), whether by merger, sale of stock, sale of assets or otherwise (each, an “Acquisition Transaction”), [**]. [**]. 1.62 “[**]” [**]. 1.63 “Cover” means, with respect to given product (or component thereof), process or method and Patent Right, that a Valid Claim of such Patent Right would, absent a license thereunder or ownership thereof, be infringed by the making, having made, use, sale, offer for sale or importation of such product, component, process or method, and for purposes of determining such infringement, considering claims of pending patent applications as Valid Claims (to the extent such claims would otherwise constitute Valid Claims) as if they have already been issued. 1.64 “[**]” means [**]: [**]. 1.65 “CTA” means clinical trial application, and any amendments or supplements thereto.

7 1.66 “Data” means any and all data and results that has arisen or arises from the Exploitation of a Licensed Compound or Licensed Product, including pharmacology data, preclinical data, clinical data, investigator reports (both preliminary and final), statistical analyses, expert opinions and reports, and safety and other electronic databases, in each case, in any and all forms, including files, reports, raw data, source data (including patient medical records and original patient report forms, but excluding patient-specific data to the extent required by Applicable Laws) and the like. 1.67 “Data Integrity” means the procedures and controls in place to ensure that all data (including electronic records) are Attributable, Legible, Contemporaneous, Original, Accurate, Complete, Available, Consistent and Enduring (ALCOA+) through from their creation, processing, review, reporting and retention (over the data lifecycle). 1.68 “Debarred Person” shall have the meaning set forth in Section 13.1(f). 1.69 “Debtor” shall have the meaning set forth in Section 12.2(d). 1.70 “Develop” or “Development” means all Research and clinical drug development activities in connection with obtaining Regulatory Approval in the applicable country or regulatory jurisdiction for any product (including any Companion Diagnostic), in each case, whether alone or for use together, or in combination, with another active agent or pharmaceutical or other product, including test method development and stability testing, assay development and toxicology (including GLP toxicology studies), formulation, quality assurance/quality control development, technical development, process development, manufacturing scale-up, development-stage manufacturing, analytical method validation, manufacturing process validation, cleaning validation, statistical analysis, report writing, non-clinical and clinical studies, packaging development, regulatory affairs, and the preparation, filing and prosecution of NDAs, MAAs and other applications for Regulatory Approval for such pharmaceutical or other product, as well as all regulatory activities related to any of the foregoing. For clarity, Development shall not include Manufacturing nor the conduct of any post-approval Clinical Trial. 1.71 “Development Breach” shall have the meaning set forth in Section 4.1(c). 1.72 “Development Costs” means the [**]. 1.73 “Development and Regulatory Milestone Event” shall have the meaning set forth in Section 9.2(a). 1.74 “Development and Regulatory Milestone Payment” shall have the meaning set forth in Section 9.2(a). 1.75 “Development Update” shall have the meaning set forth in Section 5.3. 1.76 “[**]” [**]. 1.77 “Disease Indication” means, [**]. 1.78 “Disclosing Party” shall have the meaning set forth in Section 11.1(a).

8 1.79 “Dispute” shall have the meaning set forth in Section 16.5(b). 1.80 “Divestiture” means, with respect to a Third Party Acquiree Product of a Party or its Affiliates, (a) the divestiture of such Third Party Acquiree Product through (i) an outright sale or assignment of all or substantially all rights in such Third Party Acquiree Product to a Third Party or (ii) an exclusive out-license to a Third Party of all Development, Manufacture, and Commercialization rights with respect to such Third Party Acquiree Product, with such Party or its Affiliates having no further rights or role or ability to influence or exert control, directly or indirectly, with respect to such Third Party Acquiree Product such that neither such Party nor its Affiliates are consulted with respect to, and do not otherwise participate in, any decisions, or otherwise collaborate with any Third Party or perform or participate in any activities, with respect to any Development, Manufacture, and Commercialization activities of such Third Party Acquiree Product, or (b) the complete cessation of all Development, Manufacture, and Commercialization activities with respect to such Third Party Acquiree Product. For clarity, the following rights of such Party or its Affiliates shall be permitted for any such Divestiture: [**]. 1.81 “[**]” [**]. 1.82 “Drug Substance” means the active pharmaceutical ingredient of a pharmaceutical product. 1.83 “DOJ” shall have the meaning set forth in Section 15.1. 1.84 “Dollar” means the U.S. dollar, and “$” shall be interpreted accordingly. 1.85 “E3 Ligase” means an enzyme known as E3 ubiquitin ligase, which recruits an E2 ubiquitin-conjugating enzyme, recognizes a protein substrate, and assists or directly catalyzes the transfer of ubiquitin from the E2 to the protein substrate, leading to ubiquitination and subsequent degradation of the target substrate. 1.86 “Effective Date” shall have the meaning set forth in Section 15.1. 1.87 “EMA” means the European Medicines Agency or the European Commission or any successor entity thereto, other than any corresponding regulatory authority in the United Kingdom. 1.88 “EU” means the European Union, as its membership may be constituted from time to time, and any successor thereto; provided, that, for purposes of this Agreement, the EU will be deemed to include France, Germany, Italy, Spain, and the United Kingdom, irrespective of whether any such country is actually in the European Union. 1.89 “EU Regulatory Approval” means, [**]. 1.90 “Excluded Assets” has the meaning set forth in the definition of Control. 1.91 “Excluded Compound” has the meaning set forth in the definition of Related Compound.

9 1.92 “Excluded Upstream Licenses” means any agreement that is deemed an “Excluded Upstream License” pursuant to Section 2.3. 1.93 “Execution Date” shall have the meaning set forth in the Preamble. 1.94 “Executive Officers” means, (a) for Arvinas, the Chief Executive Officer or his/her designee, and (b) for Novartis, the Global Head of Corporate & Business Development or his/her designee; provided, that, in each case ((a) and (b)) such person is not a member of the JSC at the time that the applicable disagreement or Dispute arises. 1.95 “Existing ARV-110 Program” means the following Clinical Trials for ARV-110: [**]. 1.96 “Existing Upstream License” has the meaning set forth on [**]. 1.97 “Exploit” means, with respect to a product (including any Companion Diagnostic), to Develop, have Developed, make, have made, use, have used, Manufacture, have Manufactured, Commercialize or have Commercialized or otherwise exploit or have exploited such product. “Exploitation” and “Exploiting” will be construed accordingly. 1.98 “FDA” means the United States Food and Drug Administration or any successor entity thereto. 1.99 “Field” means all uses in humans and animals. 1.100 “First Commercial Sale” means the first sale of a Licensed Product by Novartis, its Affiliate, or a Sublicensee to a Third Party in a country following Regulatory Approval and, if applicable, Pricing Approval for sale of such Licensed Product in such country. Sales or transfers of reasonable quantities of a Licensed Product for Development, including proof of concept studies or other clinical trial purposes, or for compassionate or similar use, shall not be considered a First Commercial Sale, even if reimbursed. 1.101 “[**]” [**]. 1.102 “[**]” means [**]. 1.103 “Force Majeure” shall have the meaning set forth in Section 16.1. 1.104 “FTC” shall have the meaning set forth in Section 15.1. 1.105 “FTE” means a full-time, dedicated, non-executive officer, non-administrative person year or, in the case of less than a full-time, dedicated, non-executive officer, non- administrative person year, a full-time equivalent person year, in each case, based upon a total of [**] hours of work per year. In the case that any full-time person works partially on activities under this Agreement and partially on other work in a given year, then the full-time equivalent to be attributed to such person’s work hereunder [**]. 1.106 “FTE Costs” shall mean the product of [**].

10 1.107 “FTE Rate” means [**]. 1.108 “GAAP” means the U.S. generally accepted accounting principles, consistently applied. 1.109 “GCP” means the then-current good clinical practice standards for Clinical Trials for pharmaceutical products, as set forth in the Act or other Applicable Law, and such standards of good clinical practice as are required by the Regulatory Authorities of the EU and other countries for which the applicable biopharmaceutical product is intended to be developed, to the extent such standards are not less stringent than the then-current good clinical practice standards promulgated or endorsed by FDA, including as defined in 21 C.F.R. Parts 11, 50, 54, 56, and 312. 1.110 “Generic Product” means, with respect to a Licensed Product in a country, another pharmaceutical product that (a) is sold by a Third Party who is not a Sublicensee or otherwise authorized by Novartis or its Affiliates; (b) is authorized for use in such country in one or more of the indications for which such Licensed Product has Regulatory Approval in such country; and (c) either (i) contains the same active pharmaceutical ingredient(s) as such Licensed Product and is approved by the applicable Regulatory Authority [**]. 1.111 “GLP” means the then-current good laboratory practice standards as promulgated or endorsed by FDA as defined in 21 C.F.R. Part 58 or the successor thereto, or comparable regulatory standards in jurisdictions outside the United States. 1.112 “GMP” or “cGMP” means the then-current good manufacturing practices as specified in 21 C.F.R. Parts 11, 210 and 211, ICH Guideline Q7A, or equivalent laws, rules, or regulations of an applicable Regulatory Authority at the time of manufacture. 1.113 “Governmental Authority” means any national, international, federal, state, provincial or local government, or political subdivision thereof, any multinational organization or any authority, agency or commission entitled to exercise any administrative, executive, judicial, legislative, police, regulatory or taxing authority or power, any court or tribunal (or any department, bureau or division thereof, or any governmental arbitrator or arbitral body). 1.114 “GVP” means the then-current set of measures for (a) the performance of pharmacovigilance in the EU and (b) monitoring the safety of medicines on sale to the public in the U.S. and other countries. 1.115 “GxP” means GMP, GCP, GLP or GVP, as applicable. 1.116 “GxP Audit” means a GxP audit, which is comprised of an evaluation of the state of compliance of the systems and sub-systems, applicable to a manufacturing site, non- manufacturing site, investigator site or service provider site or a GxP system or process, with EU and U.S. standards and ICH Guidelines, and the applicable regulations in the countries where a Licensed Product or any component thereof is Developed, Manufactured or Commercialized. 1.117 “Handover Completion” shall have the meaning set forth in Section 2.5(b)(ii). 1.118 “[**]” [**].

11 1.119 “Handover Package” means, [**]. 1.120 “HSR Act” means the United States Hart-Scott-Rodino Antitrust Improvements Act of 1976 and the rules promulgated thereunder. 1.121 “HSR Filings” shall have the meaning set forth in Section 15.2(a). 1.122 “ICC” shall have the meaning set forth in Section 16.5(b). 1.123 “ICC Rules” shall have the meaning set forth in Section 16.5(b). 1.124 “ICH Guidelines” means the applicable guidelines recommended by the International Council for Harmonisation, including those referencing the Technical Requirements for Registration of Pharmaceuticals for Human Use. 1.125 “ICSR” shall have the meaning set forth in Section 6.4(a). 1.126 “IFRS” shall have the meaning set forth in the definition of Accounting Standards. 1.127 “IND” means an Investigational New Drug application in the U.S. filed with the FDA or the corresponding application for the clinical investigation of pharmaceutical products in any other country or group of countries (including CTAs), as defined in the Applicable Laws and filed with the Regulatory Authority of such country or group of countries, and any amendments or supplements thereto. 1.128 “Indemnification Claim Notice” shall have the meaning set forth in Section 14.3(a). 1.129 “Indemnified Party” shall have the meaning set forth in Section 14.3(a). 1.130 “Indemnifying Party” shall have the meaning set forth in Section 14.3(a). 1.131 “Indirect Tax” shall have the meaning set forth in Section 9.8(b). 1.132 “Inflation Reduction Act” means 42 U.S.C. § 1320f et seq. 1.133 “Infringement Claim” shall have the meaning set forth in Section 10.5. 1.134 “Initial Technology Transfer” shall have the meaning set forth in Section 2.5(a). 1.135 “Initiate” or “Initiation” means, [**]. 1.136 “INN” shall have the meaning set forth in Section 8.3. 1.137 “Insolvency Event” shall have the meaning set forth in Section 12.2(d). 1.138 “Invention” means any invention, discovery or other Know-How that is discovered, generated, conceived or reduced to practice by or on behalf of a Party or its Affiliates

12 or sublicensees through activities conducted under this Agreement, including all right, title and interest in and to the intellectual property rights, including Patent Rights, therein and thereto. 1.139 “Investigator Notification” means a notification for all participating investigators in a Clinical Trial of any Serious Adverse Event which is unexpected or suspected or presents any findings that suggest significant risk for the applicable patient. 1.140 “Invoice” means an invoice from Arvinas substantially in the form of [**]. 1.141 “IVD” or “In Vitro Diagnostic” means [**]. 1.142 “Japan Regulatory Approval” means [**]. 1.143 “Joint Inventions” shall have the meaning set forth in Section 10.1(a). 1.144 “Joint Patents” shall have the meaning set forth in Section 10.1(a). 1.145 “JSC” shall have the meaning set forth in Section 3.2(a). 1.146 “Know-How” means any and all commercial, technical, scientific and other types of (a) data (including datasets), documents, information, conclusions, inventions (whether patentable or not), discoveries, know-how, technology, protocols, assays, methods, processes, formulae, instructions, techniques, designs, drawings or specifications (including biological, chemical, pharmacological, toxicological, pharmaceutical, physical, analytical, preclinical, clinical, safety, manufacturing and quality control data and information); and (b) Materials. 1.147 “Knowledge” means, (a) with respect to Arvinas, [**] (each, a “[**]”), and (b) with respect to Novartis, [**]. 1.148 “Licensed Compound” means (a) ARV-766; (b) any other PROTAC that specifically targets the Androgen Receptor and that is specifically exemplified in US Patent No. 11,883,393; and (c) any Related Compound of any of the foregoing included in clause (a) or (b). 1.149 “Licensed Know-How” means Know-How Controlled (including pursuant to any Upstream License in accordance with Section 2.3(b)), by Arvinas or any of its Affiliates as of the Execution Date or at any time thereafter during the Term, which Know-How is necessary or reasonably useful for the Exploitation of the Licensed Compounds or Licensed Products in the Field in the Territory in accordance with the terms of this Agreement. 1.150 “Licensed Patents” means the Patent Rights identified [**] and any other Patent Rights Controlled ([**]), by Arvinas or any of its Affiliates as of the Execution Date or at any time thereafter during the Term, which Patent Rights Cover the Exploitation of the Licensed Compounds or Licensed Products in the Field in the Territory in accordance with the terms of this Agreement. 1.151 “Licensed Product” means any product containing or comprising a Licensed Compound as an active pharmaceutical ingredient (including all dosage forms, presentations, formulations and dosage strengths).

13 1.152 “Licensed Technology” means the Licensed Know-How and the Licensed Patents. 1.153 “Ligand” means a low molecular weight molecule that binds to E3 Ligase or the protein to be targeted for degradation. 1.154 “Losses” means any and all losses, liabilities, costs, damages and expenses, including reasonable attorneys’ fees and costs. 1.155 “MAA” means an application for the authorization to market a pharmaceutical product in any country or group of countries outside the United States, as defined in the Applicable Laws and filed with the Regulatory Authority of such country or group of countries, and any amendments or supplements thereto. 1.156 “Major European Markets” means each of [**]. 1.157 “Manufacture” or “Manufacturing” means, with respect to a pharmaceutical product, activities directed to the sourcing and purchasing of materials, producing, manufacturing, processing, compounding, filling, finishing, packing, packaging, labeling, leafleting, assembly, quality assurance, quality control testing and release, shipping, storage, and sample retention of such product (or any components or process steps involving any such product). 1.158 “Manufacturing Costs” means [**]. 1.159 “Manufacturing Know-How” means, with respect to a Party, any and all Know- How which is Controlled by such Party or any of its Affiliates [**]. 1.160 “Manufacturing Technology Transfer” shall have the meaning set forth in Section 2.5(a). 1.161 “Manufacturing Technology Transfer Plan” shall have the meaning set forth in Section 2.5(a). 1.162 “Manufacturing Transition Date” means [**]. 1.163 “Materials” means any tangible compositions of matter, articles of manufacture, assays, chemical, biological or physical materials, and other similar materials. 1.164 “Material Regulatory Event” means a material regulatory issue relating to a Licensed Product in which a Regulatory Authority will not initiate review or refuses to accept filing of an NDA, MAA or other similar marketing application with respect to such Licensed Product on the basis of submission of a completed development program as agreed by the JSC, or if an accelerated or conditional approval with respect to such Licensed Product is ultimately unable to be converted to full approval. 1.165 “Material Safety Event” means a material safety event (whether as to the type of event or magnitude or severity of the safety issue) that arises prior to Completion of the Arvinas Clinical Trials Transfer and is reasonably likely to cause the continuation of the Arvinas Clinical Trial Activities to impose an unacceptable risk for patient safety.

14 1.166 “Material Safety Issue” means, with respect to any Licensed Product, a material safety or public health issue relating to such Licensed Product such that Novartis reasonably in good faith determines that the medical benefit/risk ratio of continuing to Exploit such Licensed Product is sufficiently unfavorable as to materially compromise the welfare of patients. 1.167 “[**]” means [**]. 1.168 “[**]” means [**]. 1.169 “MHLW” shall have the meaning set forth in the definition of Japan Regulatory Approval, or any successor agency thereto. 1.170 “MHRA” means the Medicines and Healthcare Products Regulatory Agency of the United Kingdom, or any successor agency thereto. 1.171 “[**]” means [**]. 1.172 “[**]” means [**]. 1.173 “Milestone Events” means the Development and Regulatory Milestone Events and the Sales Milestone Events. 1.174 “Milestone Payments” means the Development and Regulatory Milestone Payments and the Sales Milestone Payments. 1.175 “NDA” means a New Drug Application in the United States for authorization to market a pharmaceutical product, as defined in the Applicable Laws and filed with the FDA, and any amendments or supplements thereto. 1.176 “Net Sales” means the net sales recorded by Novartis or any of its Affiliates or their Sublicensees (excluding, for clarity, any distributors or wholesalers) for any Licensed Product sold to Third Parties other than Sublicensees, as determined in accordance with Novartis’ Accounting Standards as consistently applied, [**]. The deductions booked on an accrual basis by Novartis and its Affiliates under its Accounting Standards to calculate the recorded net sales from gross sales include the following: [**]. [**]; With respect to the calculation of Net Sales: [**] 1.177 (i) “Novartis” shall have the meaning set forth in the Preamble. 1.178 “Novartis Background Technology” means [**]. 1.179 “Novartis Indemnitees” shall have the meaning set forth in Section 14.1.

15 1.180 “Novartis Reversion Technology” means, with respect to a Reversion Product, any Know-How and Patent Rights that are owned or otherwise Controlled by Novartis or any of its Affiliates [**]. 1.181 “Novartis Technology” means any Know-How and Patent Rights that are owned or otherwise Controlled by Novartis or any of its Affiliates, [**]. 1.182 “Novartis Trademarks” shall have the meaning set forth in Section 8.3. 1.183 “Out-of-Pocket Costs” means [**]. 1.184 “Outside Date” shall have the meaning set forth in Section 15.1. 1.185 “Party” or “Parties” shall have the meaning set forth in the Preamble. 1.186 “Patent Challenge” shall have the meaning set forth in Section 12.6. 1.187 “Patent Rights” means all patents and patent applications, including all divisionals, continuations, substitutions, continuations-in-part, re-examinations, reissues, additions, renewals, extensions, registrations, supplemental protection certificates, utility models, design patents and the like of any of the foregoing. 1.188 “Person” means any individual, partnership, limited liability company, firm, corporation, association, trust, unincorporated organization, Governmental Authority or other entity. 1.189 “Personal Data” means any information that relates to an identified or identifiable person. 1.190 “Pharmacovigilance Agreement” shall have the meaning set forth in Section 6.4(a). 1.191 “Phase 1 Clinical Trial” means, with respect to a Licensed Product, a clinical study in human patients with the principal purpose to make a preliminary determination of safety in patients as described in 21 C.F.R. § 312.21(a)(1) or a comparable clinical study requested by the relevant Regulatory Authority or under Applicable Laws in a country or jurisdiction other than the United States. 1.192 “Phase 1/2 Clinical Trial” means, with respect to a Licensed Product, a Phase 1 Clinical Trial that (a) also has a Phase 2 portion that is designed to satisfy the requirements of 21 C.F.R. § 312.21(b) or a comparable clinical study required by the relevant Regulatory Authority or Applicable Laws in a country other than the United States; or (b) is subsequently optimized or expanded to include a Phase 2 portion that is designed to satisfy the requirements of 21 C.F.R. § 312.21(b) or a comparable clinical study requested by the relevant Regulatory Authority or under Applicable Laws in a country or jurisdiction other than the United States. 1.193 “Phase 2 Clinical Trial” means, with respect to a Licensed Product, a clinical study in human patients with the principal purpose to make a preliminary determination of efficacy and

16 safety, either alone or in combination with other agents, in a population of patients and evaluation of a range of doses, dose response, and duration of effect, as described in 21 C.F.R. § 312.21(b) or a comparable clinical study requested by the relevant Regulatory Authority or under Applicable Laws in a country or jurisdiction other than the United States. For clarity, a phase 1b Clinical Trial shall not constitute a Phase 2 Clinical Trial. 1.194 “Phase 3 Clinical Trial” means, with respect to a Licensed Product, a clinical study in human patients that incorporates accepted endpoints for confirmation that the product is safe and efficacious for its intended use, defines contraindications, warnings, precautions and adverse reactions that are associated with the product in the dosage range to be prescribed, and is intended to establish support labeling and Regulatory Approval for such product, as described in 21 C.F.R. § 312.21(c) or a comparable clinical study requested by the relevant Regulatory Authority or under Applicable Laws in a country or jurisdiction other than the United States. 1.195 “Pricing Approval” means, in any country where a Governmental Authority, [**], authorizes reimbursement for, or approves or determines pricing for, pharmaceutical products, receipt (or, if required to make such authorization, approval or determination effective, publication) of such reimbursement authorization or pricing approval or determination (as the case may be). 1.196 “Product Infringement” shall have the meaning set forth in Section 10.4(a). 1.197 “PROTAC” or “Proteolysis Targeting Chimera” means a heterobifunctional small molecule composed of: (a) an active domain (or a Ligand) that binds to an E3 Ligase, (b) another active domain (or a Ligand) that binds to a target protein and (c) a small, low molecular weight linker that connects the active domains (or Ligands) described in clauses (a) and (b). A PROTAC induces the formation of a ternary complex by simultaneously binding to both an E3 Ligase and a target protein. 1.198 “Protein Degrader” means a low molecular weight compound, which leads to targeted protein degradation via recruitment of an E3 Ligase. 1.199 “Publications” shall have the meaning set forth in Section 11.6(a). 1.200 “[**]” [**]. 1.201 “Quality Agreement” shall have the meaning set forth in Section 7.2(a). 1.202 “Receiving Party” shall have the meaning set forth in Section 11.1(a). 1.203 “Records” means all data, information, text, drawings, books, records (including training records), documents or other materials of a Party or any of its Affiliates recorded in any form (including those created for and on behalf of such Party by its or its Affiliates’ employees, directors, officers, subcontractors and agents) arising from or in connection with activities under this Agreement (including in connection with the Arvinas Clinical Trials). 1.204 “Records Retention Period” means the period for which each of the Records must be maintained, i.e., until the date which is the later of: (a) the date, if any, which is the earliest date

17 specified by Applicable Laws or any Regulatory Authority in respect of each Record, and (b) (i) with respect to the Records generated by or on behalf of Arvinas or its Affiliates, [**] after the Records have been made available or otherwise transferred to Novartis under this Agreement, and (ii) with respect to Records generated by or on behalf of Novartis or its Affiliates, the [**] anniversary of expiration or termination of this Agreement (or any applicable related agreement entered into in connection herewith). 1.205 “Region” means the countries and jurisdictions listed in each of the following subclauses [**]: [**]. 1.206 “Regulatory Approval” means all licenses, registrations, authorizations and approvals (including approvals of NDAs and MAAs and any supplements and amendments thereto) necessary for the Commercialization of a Licensed Product in a given country or regulatory jurisdiction, but excluding, in each case, Pricing Approvals in such country or regulatory jurisdiction. For clarity, if a Licensed Product Requires a Companion Diagnostic in any country or jurisdiction, then Regulatory Approval of such Licensed Product in such country or jurisdiction shall be deemed to have occurred as of the date of Regulatory Approval of the Licensed Product and such Companion Diagnostic by the applicable Regulatory Authority in such country or jurisdiction, and obtaining Regulatory Approval for either such Licensed Product or such Companion Diagnostic, but not both in such country or jurisdiction, shall not be deemed a Regulatory Approval of such Licensed Product in such country or jurisdiction. 1.207 “Regulatory Authority” means with respect to a country in the Territory, any national, supra-national, regional, state or local regulatory agency, department, bureau, commission, council or other Governmental Authority with responsibility for regulating Development, Manufacturing, and Commercialization activities, including granting any Regulatory Approvals or Pricing Approvals, for pharmaceutical products in such country, including the FDA in the United States, the EMA in the EU, the MHLW in Japan, and the MHRA in the United Kingdom and any corresponding national or regional regulatory authorities in any country that is a counterpart to the foregoing agencies. 1.208 “Regulatory Exclusivity” means any exclusive legal rights (other than Patent Rights) granted or afforded by Applicable Law or any Regulatory Authority with respect to a Licensed Product in a country or jurisdiction in the Territory, including orphan drug exclusivity, pediatric exclusivity, rights conferred in the U.S. under the Act, rights in the EU under Directive 2001/83/EC, or rights similar thereto in other countries or regulatory jurisdictions in the Territory, or other exclusive legal right by operation of the Applicable Laws in such country or jurisdiction, to market and sell such Licensed Product in such country or jurisdiction, which right precludes the receipt of Regulatory Approval of any Third Party product that is deemed to be the same or a similar drug, in each case, under Applicable Laws. 1.209 “Regulatory Materials” means all regulatory applications, submissions, notifications, communications, correspondences, registrations, approvals and other filings submitted to, received from or otherwise conducted with a Regulatory Authority in order to Develop, Manufacture, Commercialize, obtain Regulatory Approval, or otherwise Exploit a Licensed Product in a particular country or jurisdiction, and all supporting Data, including INDs, NDAs, MAAs, and other Regulatory Approvals.

18 1.210 “Related Compound” means, with respect to a particular compound: [**]. 1.211 “Require a Companion Diagnostic” means, with respect to any Licensed Product in any country in the Territory, [**]. For the avoidance of doubt, [**] “Requiring a Companion Diagnostic” shall have a correlative meaning, and [**]. 1.212 “Research” means all research and discovery activities, including molecular biology, biochemistry, and pre-clinical pharmacology, in vitro assays, and in vivo assays, the identification of new biological agents, and activities related to the design, discovery, generation, identification, profiling, characterization, production, process development, cell line development, pre-clinical development or pre-clinical studies of drug candidates and products. 1.213 “[**]”[**]. 1.214 “Reversion Product” means any Terminated Product that is being clinically Developed or Commercialized by Novartis, its Affiliate or Sublicensee as of the date of the applicable notice of termination. 1.215 “Right of Reference” shall have the meaning set forth in 21 C.F.R. § 314.3(b) or comparable regulatory standards in jurisdictions outside the United States. 1.216 “Royalty Patent” shall have the meaning set forth in Section 9.3(b). 1.217 “Royalty Term” shall have the meaning set forth in Section 9.3(b). 1.218 “Sales & Royalty Report” means, with respect to a given period, a written report or reports showing each of: [**]. 1.219 “Sales Milestone Event” shall have the meaning set forth in Section 9.2(b). 1.220 “Sales Milestone Payment” shall have the meaning set forth in Section 9.2(b). 1.221 “[**]” means [**]. 1.222 “[**]” means [**]. 1.223 “[**]” [**]. 1.224 “[**]” means [**]. 1.225 “Serious Adverse Event” means any Adverse Event that at any dose: (a) results in death; (b) is life-threatening; (c) requires inpatient hospitalization or prolongation of existing hospitalization; (d) results in persistent or significant disability/incapacity; or (e) is a congenital anomaly/birth defect. In the case of other Adverse Events, medical and scientific judgment should be exercised in deciding whether expedited reporting is appropriate. Such events may be important medical events that may not be immediately life-threatening or result in death or hospitalization

19 but which may jeopardize the patient or may require intervention to prevent one of the other outcomes listed in the first sentence of this definition. 1.226 “Sole Inventions” shall have the meaning set forth in Section 10.1(a). 1.227 “Strategic Business Purpose” shall have the meaning set forth in Section 10.4(b)(i). 1.228 “Sublicensee” means any Third Party (excluding distributors and wholesalers) to whom Novartis or any of its Affiliates or Sublicensees has granted a sublicense under any of the rights licensed to Novartis hereunder. 1.229 “Targeted Indication” means [**]. 1.230 “Term” shall have the meaning set forth in Section 12.1. 1.231 “Terminated Products” shall have the meaning set forth in Section 12.3(a)(i). 1.232 “[**]” [**]. 1.233 “Territory” means worldwide. 1.234 “Third Party” means any Person other than a Party or an Affiliate of a Party. 1.235 “Third Party Acquiree” shall have the meaning set forth in the definition of Third Party Acquisition. 1.236 “Third Party Acquiree Product” shall have the meaning set forth in Section 2.4(c). 1.237 “Third Party Acquiror” means, with respect to a Party, the Third Party described in subclause (a), (b) or (c) in the definition of “Change of Control.” 1.238 “Third Party Acquiror Product” shall have the meaning set forth in Section 2.4(b). 1.239 “Third Party Acquisition” means a transaction in which a Party or any of its Affiliates acquires a Third Party or a portion of the business of a Third Party (whether by merger, stock purchase, purchase of assets, in-license or other means), which transaction, for clarity, does not result in a Change of Control of such Party (and such Third Party acquired in such transaction, a “Third Party Acquiree”). 1.240 “Third Party Code” shall have the meaning set forth in Section 13.4. 1.241 “Third Party Infringement” shall have the meaning set forth in Section 10.4(a). 1.242 “Trademarks” means all trademarks, service marks, trade names, service names, internet domain names, brand names, logos, protectable slogans, and trade dress rights, whether registered or unregistered, and all applications, registrations, and renewals thereof.

20 1.243 “Transfer Plan [**]” shall have the meaning set forth in Section 2.5(g). 1.244 “Transferred Clinical Trial” shall have the meaning set forth in Section 2.5(g). 1.245 “United States” or “U.S.” means the United States of America, including its territories and possessions. 1.246 “Upstream License” means the Existing Upstream License and any agreement deemed an “Upstream License” pursuant to Section 2.3(b). 1.247 “Upstream Licensor” means the licensor under the Existing Upstream License or any Third Party licensor deemed an “Upstream Licensor” pursuant to Section 2.3(b). 1.248 “Urgent Safety Measure” means an appropriate expedited action taken by the study sponsor to protect clinical trial participants against an immediate hazard. 1.249 “U.S. Regulatory Approval” means [**]. 1.250 “USAN” shall have the meaning set forth in Section 8.3. 1.251 “Valid Claim” means, with respect to a particular Licensed Compound or Licensed Product in a given country, a claim of any issued and unexpired Patent Right, or a pending claim of a good faith patent application which (a) Covers such Licensed Compound or Licensed Product in the Field in such country and (b), whose validity, enforceability, or patentability has not been affected by any of the following: (i) irretrievable lapse, abandonment, cancellation, withdrawal, revocation, dedication to the public, or disclaimer; or (ii) a holding, finding, or decision of invalidity, unenforceability, or non-patentability by a court, governmental agency, national or regional patent office, or other appropriate body that has competent jurisdiction, such holding, finding, or decision being final and unappealable or unappealed within the time allowed for appeal; provided, however, that a pending claim of a patent application shall cease to be a Valid Claim if such pending claim does not issue within [**] after the filing date of the patent application from which it arose, unless and until such pending claim has issued thereafter, and satisfies subsections (a) and (b) of this definition. 1.252 “VAT” means any value added or similar tax. 1.253 “Willful Breach” means, with respect to any representation, warranty, agreement or covenant of this Agreement, a material breach that is [**]. 1.254 “Withholding Tax Action” shall have the meaning set forth in Section 9.8(c)(iii). 1.255 Interpretation. Except where the context expressly requires otherwise, (a) the use of any gender herein shall be deemed to encompass references to either or both genders, and the use of the singular shall be deemed to include the plural (and vice versa); (b) the words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”; (c) the word “will” will be construed to have the same meaning and effect as the word “shall”; (d) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended,

21 supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein); (e) any reference herein to any Person shall be construed to include the Person’s successors and assigns; (f) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof; (g) the word “or” is used in the inclusive sense (“and/or”), unless explicitly indicated otherwise by the term “either/or”; (h) all references herein to Sections or Exhibits shall be construed to refer to Sections or Exhibits of this Agreement, and references to this Agreement include all Exhibits hereto; (i) the word “notice” means notice in writing (whether or not specifically stated) and shall include notices, consents, approvals and other written communications contemplated under this Agreement; (j) provisions that require that a Party, the Parties or any Committee “agree,” “consent” or “approve” or the like shall require that such agreement, consent or approval be specific and in writing, whether by written agreement, letter, approved minutes or otherwise (but excluding instant messaging); (k) the headings in this Agreement are for information only and shall not be considered in the interpretation of this Agreement; (l) references to any specific law, rule or regulation, or article, section or other division thereof, shall be deemed to include the then-current amendments thereto or any replacement or successor law, rule or regulation thereof; and (m) the Parties agree that the terms and conditions of this Agreement are the result of negotiations between the Parties and that this Agreement shall not be construed in favor of or against any Party by reason of the extent to which any Party participated in the preparation of this Agreement. ARTICLE 2 LICENSES; EXCLUSIVITY 2.1 License Grants to Novartis. (a) License Grant. Subject to the terms and conditions of this Agreement, Arvinas hereby grants, on behalf of itself and its Affiliates, to Novartis an exclusive (even as to Arvinas and its Affiliates except as provided in Section 2.1(d)), royalty-bearing, sublicensable (subject to Section 2.1(b)) and non-transferable (except as otherwise permitted under Section 16.2) license, under the Licensed Technology, to Exploit Licensed Compounds and Licensed Products in the Field in the Territory. Notwithstanding the foregoing, during the Term, Novartis shall not, and shall ensure that none of its Affiliates does, directly or indirectly, by itself or for or with any Third Party, Develop, Commercialize or collaborate with, enable or otherwise authorize, license or grant any right to any Third Party to, Develop or Commercialize, a Licensed Compound or Licensed Product [**]. For clarity, the foregoing exclusive license includes the exclusive (even as to Arvinas and its Affiliates) right to (and designate and engage Third Parties to) Develop, Manufacture and Commercialize Companion Diagnostics for Licensed Products, provided that, unless otherwise mutually agreed by the Parties, the license granted herein shall not include a license to [**]. [**]. [**]. (b) Sublicenses. Subject to the terms and conditions of this Agreement, Novartis shall have the right to grant sublicenses, under the licenses granted by Arvinas to Novartis under Section 2.1(a), to its Affiliates and Sublicensees, in each case, through one (1) or more tiers; provided, that: (i) each sublicense agreement granting a sublicense to a Sublicensee shall be subject to and consistent with the terms and conditions of this Agreement, including confidentiality provisions that are at least as restrictive as those set forth in Article 11; (ii) (A) with respect to any

22 sublicense granted to its Affiliates, or a sublicense to a Third Party pursuant to which Novartis grants to such Third Party the right to exclusively or co-exclusively (including an option to exclusively or co-exclusively) Develop (including to seek Regulatory Approval for) or Commercialize Licensed Products, Novartis shall include, and (B) with respect to sublicenses other than those described in the preceding clause (A), Novartis shall use Commercially Reasonable Efforts to include, in each case ((A) or (B)), proper intellectual property assignment provisions that ensure Novartis obtains Control of any Know-How, Patent Rights and Regulatory Materials that are consistent with the rights and licenses granted to Arvinas under this Agreement (including Section 12.3(b)(i)); and (iii) Novartis shall remain responsible for the performance of all of its Sublicensees to the same extent as if such activities were conducted by Novartis (including any milestone and royalty payments due to Arvinas hereunder with respect to activities of any Sublicensees). (c) Subcontracting. Novartis may subcontract to Third Parties the performance of tasks and obligations with respect to the Exploitation of any Licensed Compound or Licensed Product in the Territory as Novartis deems appropriate. [**]. [**]. [**]. (d) Retained Rights. Notwithstanding the exclusive license granted by Arvinas to Novartis under Section 2.1(a), Arvinas retains the rights under the Licensed Technology to perform its obligations and to exercise its rights under this Agreement, including to perform the Arvinas Clinical Trial Activities. For clarity, Arvinas shall have the right, either by itself or via its Affiliates or with a Third Party, under the Licensed Technology to Exploit any product (other than a Licensed Compound or Licensed Product) [**], subject to Section 2.6. 2.2 No Implied Licenses; Novartis Technology. (a) No Implied License. Except as expressly set forth herein, neither Party shall acquire any license or other intellectual property interest, by implication or otherwise, under or to any Patent Rights, Know-How, or other intellectual property owned or otherwise Controlled by the other Party. (b) Retention of Rights to Novartis Technology. For clarity and notwithstanding any other provision in this Agreement, neither Arvinas nor any Affiliate nor any Upstream Licensor is or shall at any time, including on or after expiration or termination of this Agreement, have or be granted any license, interest, access to, disclosure of or other right with respect to Novartis Technology, except as expressly set forth in Section 12.3(b)(i). 2.3 Upstream Licenses. (a) Notice of Potential Upstream Licenses. If between the Execution Date and the Effective Date or otherwise during the Term, Arvinas enters into any agreement with a Third Party pursuant to which it obtains Control of any Know-How or Patent Rights that would, but for the provisions of this Section 2.3, constitute Licensed Technology, then Arvinas shall promptly notify Novartis in writing, including a description of (i) such Know-How or Patent Rights; (ii) all payments that Arvinas would be obligated to pay to such Third Party in connection with the grant, maintenance or exercise of a license or sublicense to or by Novartis under such Know-How or

23 Patent Rights and (iii) all material obligations with which Novartis would be required to comply as a licensee or sublicensee under such agreement. (b) Addition of Upstream Licenses. If, within [**] after the receipt of such notice, Novartis provides Arvinas with written notice indicating interest in obtaining a license or sublicense under such Know-How or Patent Rights, then Arvinas shall promptly provide Novartis with a copy of such agreement, which copy may be redacted to exclude immaterial terms not applicable to the rights or obligations that Novartis would receive or assume if it were to exercise its rights under this Section 2.3 to include such Know-How or Patent Rights in Licensed Technology. If, within [**] after receipt of such copy, Novartis provides Arvinas with written notice in which (i) Novartis consents to including the applicable Know-How or Patent Rights in the Licensed Technology; (ii) Novartis agrees, subject to Section 9.3(d)(iv), to make all payments when due and provide all reports and other information required under such agreement, in each case, to the extent arising out of the grant, maintenance or exercise of a license or sublicense to or by Novartis under such Know-How or Patent Rights, including Novartis’ and its Affiliates’ and Sublicensees’ Development, Manufacture and Commercialization of Licensed Products; (iii) Novartis acknowledges and agrees in writing that its license or sublicense under such agreement is subject to the terms and conditions of such agreement to the extent disclosed to Novartis under this Section 2.3 and (iv) Novartis agrees to be bound by and comply with such terms and conditions to the extent applicable to it in its capacity as a licensee or sublicensee under such Know-How or Patent Rights, then (x) such agreement shall be deemed an “Upstream License” and such Third Party licensor shall be deemed an “Upstream Licensor” and (y) any such Know-How or Patent Rights, to the extent falling within the definition of Licensed Technology, shall constitute Licensed Technology and be licensed or sublicensed to Novartis under this Agreement; provided that if the applicable Know-How or Patent Rights relate to both a Licensed Compound or Licensed Product and one (1) or more other programs of Arvinas or its Affiliates, then any such payments to the Third Party that are not specific to the Exploitation of a Licensed Compound or Licensed Product (e.g., upfront payments, purchase price, etc.) will be [**]. If Novartis does not provide such a written notice to Arvinas within such [**] period, as applicable, then such agreement shall be deemed an Excluded Upstream License and such Know- How and Patent Rights shall be excluded from Licensed Technology under this Agreement. (c) Novartis Rights. For clarity, nothing in this Section 2.3 shall limit or restrict the right of Novartis or its Affiliates to obtain its own license or other rights with respect to such Know-How or Patent Rights from such Third Party directly, provided that (i) Novartis shall notify Arvinas in writing that it intends to obtain a license directly from such Third Party, and shall keep Arvinas reasonably informed of the process; and (ii) if any such Know-How or Patent Rights are necessary for the Exploitation of a Licensed Product and other products of Arvinas, then prior to engaging with such Third Party regarding a potential license or other rights to such Know-How or Patent Rights, Novartis shall notify Arvinas in writing thereof and the Parties will discuss in good faith the appropriate strategy for seeking to obtain a license or other rights to such Know-How or Patent Rights. (d) Existing Upstream License. Novartis acknowledges and agrees that (i) certain rights granted to Novartis under this Agreement are Controlled by Arvinas pursuant to the Existing Upstream License, (ii) such rights are subject to the terms and conditions applicable to sublicensees under such Existing Upstream License, and (iii) [**].

24 2.4 Exclusivity. (a) Exclusivity Obligations. Subject to the remainder of this Section 2.4, (i) [**], except for activities conducted pursuant to and in accordance with this Agreement, Arvinas shall not, and shall ensure that none of its Affiliates does, directly or indirectly, by itself or for or with any Third Party, Develop or Commercialize or collaborate with, enable or otherwise authorize, license or grant any right to any Third Party to, Develop or Commercialize, any Competing Product in the Field anywhere in the world; and (ii) [**], except for activities conducted pursuant to and in accordance with this Agreement, Novartis shall not, and shall ensure that none of its Affiliates does, directly or indirectly, by itself or for or with any Third Party, [**]. (b) Change of Control. If there is a Change of Control involving a Party (where such Party or its parent is the acquired entity), then the obligations of Section 2.4(a) will not apply to any product that [**] (such product, an “Third Party Acquiror Product”); provided that [**]. (c) Third Party Acquisition. If there is a Third Party Acquisition involving a Party or a Party’s Affiliate, then, Section 2.4(a) will not apply to any product that (i) is owned or controlled by the relevant Third Party Acquiree or its Affiliates existing immediately prior to the effective date of such Third Party Acquisition, (ii) exists prior to the closing of such Third Party Acquisition, and (iii) if owned or controlled by such Party, but for this Section 2.4(c), would have been a violation such Party’s obligation under Section 2.4(a), as applicable (such product, a “Third Party Acquiree Product”); provided that such Party shall [**][**], [**], provided further that, in the case of a Divestiture [**], then, as of the effective date of such termination, [**], provided further that, in the case of [**]. (d) ARV-110 Program. Notwithstanding the other provisions in this Section 2.4, Arvinas shall be permitted to, [**], wind down its program with respect to the ARV-110 Compound and ARV-110 Product (including the Existing ARV-110 Programs) within [**], [**]. 2.5 Technology Transfer and Cooperation. (a) Manufacturing Technology Transfer. (i) Manufacturing Technology Transfer Plan. Promptly (and in any event within [**]) following the Effective Date, the Parties will, in good faith, discuss and mutually agree on a manufacturing technology transfer plan consistent with the terms set forth in the manufacturing technology transfer plan outline [**] (such agreed plan, the “Manufacturing Technology Transfer Plan”). The Manufacturing Technology Transfer Plan will set forth the terms and conditions under which Arvinas will transfer or have transferred from its CMOs to Novartis documents and information, and provide technical assistance and support, necessary for Novartis to Manufacture or have Manufactured by a Third Party CMO engaged by Novartis the Licensed Product(s), including the formulation of Licensed Product used in the Arvinas Clinical Trials and the formulation of Licensed Product to be used in the Phase 3 Clinical Trial(s) to be conducted by or on behalf of Novartis for the Licensed Product (the “Manufacturing Technology Transfer”). (ii) Execution of the Manufacturing Technology Transfer. [**] following the Parties’ agreement on the Manufacturing Technology Transfer Plan, Arvinas shall

25 initiate and use Commercially Reasonable Efforts to complete the Manufacturing Technology Transfer in accordance with the Manufacturing Technology Transfer Plan and Novartis shall use [**] to cooperate, and cause its Affiliates and designees to cooperate, with such Manufacturing Technology Transfer. In connection with the Manufacturing Technology Transfer, Arvinas will disclose and transfer, or shall cause to be disclosed and transferred, as applicable, to Novartis or its designated Affiliate(s) or Third Party manufacturer, all Manufacturing Know-How Controlled by Arvinas or its Affiliates necessary or reasonably useful, for the Manufacture of Licensed Compounds and Licensed Products pursuant to and in accordance with the Manufacturing Technology Transfer Plan. (iii) Manufacturing Costs. Novartis shall reimburse Arvinas for Manufacturing Costs incurred in accordance with the Manufacturing Technology Transfer Plan, provided, that Arvinas shall, [**], provide [**]. (iv) Invoicing and Payment. No later than [**] during which Arvinas or any of its Affiliates has incurred any Manufacturing Costs that are reimbursable pursuant to Section 2.5(a)(iii), Arvinas shall submit to Novartis: (x) a written report setting forth, in reasonable detail with supporting documentation and in a format mutually agreed by the Parties, the Manufacturing Costs incurred by Arvinas or its Affiliates in such Calendar Quarter; and (y) an Invoice for the corresponding amount of Manufacturing Costs set forth in the applicable written report. Novartis shall pay the undisputed amount of Manufacturing Costs set forth in any such Invoice within [**]. From time to time, Arvinas shall cooperate with and provide Novartis all information reasonably requested in order to reconcile the reporting of all Manufacturing Costs for a given Calendar Quarter from GAAP to IFRS. (b) Document Handover. (i) Delivery of Documents. Arvinas, [**], shall deliver to Novartis all documents in its or its Affiliates’, sublicensees’ or subcontractors’ possession or Control that are set forth in the Handover Package for each of the Arvinas Monotherapy Clinical Trial and Arvinas Combination Therapy Clinical Trial and provide Novartis with electronic access to all Data in its or its Affiliates’ possession or Control that are disclosed or referenced in or relating to such Handover Package, in each case, [**]. At any time prior to [**], Novartis may, in good faith and reasonable manner, provide [**]. Upon receipt of any such notice, Arvinas, [**], shall promptly provide documents and Data in its or its Affiliates’ possession or Control to [**]. For clarity, Arvinas shall not be required to conduct any further Research or Development activities other than those set forth in the Arvinas Development Plan [**]. (ii) Handover Completion. If Arvinas reasonably and in good faith determines that the delivery of a Handover Package is complete, it shall provide Novartis prompt written notice thereof, following which Novartis shall have [**]. [**]. [**], Arvinas shall, [**], promptly [**]. (c) Licensed Know-How Transfer. Without limiting the other provisions of this Section 2.5, and to the extent not otherwise provided by Arvinas pursuant to this Section 2.5, from and after the Effective Date and on a continuing basis during the Term, upon reasonable request by Novartis, Arvinas, [**], shall disclose and transfer to Novartis or its designated Affiliate

26 or their respective Sublicensees all Licensed Know-How which comes into existence from time to time or which was not previously provided, in the form such Licensed Know-How is maintained by Arvinas or as otherwise mutually agreed by the Parties. (d) Access to Existing Third Party Contractors. Within [**], Arvinas shall, to the extent not previously delivered, [**]. (e) Third Party Manufacturing Agreements. To the extent there are Third Party agreements primarily related to the Manufacture of Licensed Products, upon Novartis’ request with respect to any such CMO agreement, Arvinas shall, [**]. If Novartis determines [**]. Any request [**] shall be provided by Novartis [**]. If Novartis elects to [**], then [**]. (f) Arvinas Assistance. In addition to the transfer and assistance provided by Arvinas to Novartis in connection with the Manufacturing Technology Transfer, Handover Package, Licensed Know-How transfer and transfer of ARV-766 program activities described in Sections 2.5(a)-2.5(c) and Section 2.5(g) respectively, Arvinas, upon reasonable request by Novartis, shall provide reasonable assistance to Novartis, its Affiliates and Sublicensees in connection with (i) understanding and using the Know-How, Materials, and documents and Data disclosed or referenced in any Handover Package described in Sections 2.5(a)-2.5(c) and Section 2.5(g) for purposes consistent with licenses and rights granted to Novartis hereunder and (ii) the Development, Manufacture, Commercialization and other Exploitation of Companion Diagnostics for use with Licensed Products. Such cooperation and assistance shall include Arvinas making appropriate personnel available to assist Novartis or its designee at any time and from time to time as reasonably requested by Novartis, and providing the appropriate personnel of Novartis or its designee with access to the personnel and Manufacturing and other operations of Arvinas and its Affiliates for such periods of time and in such manner as is reasonable in order to familiarize the personnel of Novartis or its designee with Know-How relevant to the Development and Manufacture of Licensed Products. At Novartis’ reasonable request, such assistance may be furnished on-site at the facilities of Novartis or its designee. [**]. (g) Transfer of ARV-766 Program Activities to Novartis. Arvinas will transfer to Novartis the activities, and to the extent not already transferred by Arvinas pursuant to Sections 2.5(a)-2.5(c), Know-How, Materials, and documents and Data, including all rights with respect to and responsibility for the Arvinas Clinical Trials (each, a “Transferred Clinical Trial”), in each case, in accordance with the transfer plan [**] (the “Transfer Plan [**]”) and shall use Commercially Reasonable Efforts to meet the timeline for such transfer set forth in the Transfer Plan [**], including transfer of the Arvinas Clinical Trials no later than the applicable date(s) set forth therein; provided, that, for clarity, such transfer shall not include the Manufacturing Technology Transfer (which is addressed in Section 2.5(a)) or the supply of Licensed Compounds or Licensed Products (which is addressed in Section 7.1). [**]. In connection with such transfer, Arvinas will cooperate with Novartis to ensure a smooth and orderly transition thereof, including [**]. If Novartis determines not to [**] or if Novartis elects to [**], at Novartis’ request, Arvinas shall use Commercially Reasonable Efforts to [**]. Any request for [**] shall be provided by Novartis no later than [**], and if Novartis elects to [**], then the Parties will cooperate to [**], including [**], if required, to such assignment. Novartis shall be deemed not to [**]. For clarity, (x) Arvinas shall be solely responsible for [**]; and (y) upon completion

27 of the activities described in the Transfer Plan [**] with respect to a Transferred Clinical Trial, such Transferred Clinical Trial shall no longer be deemed to be an Arvinas Clinical Trial. 2.6 Exclusive Negotiation Period for [**]. Novartis will have the exclusive right [**] (“[**]”) to negotiate with Arvinas a definitive agreement setting forth the terms of an exclusive license or other exclusive rights to Exploit [**] in the Field in the Territory; provided [**]. During [**], (a) Arvinas will promptly provide Novartis with copies of or access to all information and documentation reasonably requested by Novartis in Arvinas’ or its Affiliate’s Control specifically relating to [**], (b) afford Novartis and its representatives reasonable access during normal business hours to Arvinas’ and its Affiliates’ personnel to discuss [**], and (c) if an offer is made by Novartis for such a license or other agreement, Arvinas will consider and negotiate with Novartis with respect thereto in good faith (but for clarity, Arvinas shall not have the obligation to accept such offer). If Novartis and Arvinas do not enter into such a definitive agreement within [**] after having conducted such negotiations in good faith, then Arvinas will have no further obligations to Novartis with respect to [**]. ARTICLE 3 GOVERNANCE 3.1 Alliance Managers. Within [**], each Party shall appoint a representative to act as its alliance manager under this Agreement (each, an “Alliance Manager”) by providing written notification to the other Party. The Alliance Managers shall be primarily responsible for facilitating the flow of information and otherwise promoting communication, coordination and collaboration between the Parties under this Agreement and providing support and guidance to the JSC. Unless otherwise agreed upon in writing by the Alliance Managers, all requests for information from one Party to the other Party shall be made through the Alliance Managers. The Alliance Managers shall have the right to attend all meetings of the JSC and all other Committees (if any) as non-voting members, and shall bring matters to the attention of the relevant Committee if the Alliance Manager reasonably believes that such matter warrants such attention. Each Party may replace its Alliance Manager at any time upon written notice to the other Party. 3.2 Joint Steering Committee. (a) Formation; Responsibilities. Within [**], the Parties shall establish a joint steering committee (the “JSC”), composed of three (3) (or a larger number agreed by the Parties) senior representatives of each Party or its Affiliates. The JSC shall: (a) oversee the Arvinas Clinical Trial Activities and facilitate communications between the Parties with respect to such activities; (b) review, discuss and determine whether to approve amendments to the Arvinas Development Plan [**], including any amendments to effect changes to the clinical trial protocol for, design, timing or cost of the Arvinas Clinical Trials; (c) discuss all Data and other results arising from the Arvinas Clinical Trial Activities; (d) discuss planned activities to be undertaken in connection with the Arvinas Clinical Trial Activities and the anticipated timeline for initiating, transferring (where applicable) and completing such activities; (e) coordinate and oversee the delivery of the Handover Packages to Novartis pursuant to Section 2.5(b) and the other transfer and transition activities undertaken pursuant to Section 2.5; (f) review, discuss and make substantive decisions regarding all safety and pharmacovigilance issues arising out of the Arvinas Clinical Trial Activities; (g) coordinate and oversee the Manufacturing Technology Transfer in

28 accordance with Manufacturing Technology Transfer Plan; and (h) coordinate and oversee the transfer of the ARV-766 program activities in accordance with Section 2.5(g) and the Transfer Plan [**]. Notwithstanding the foregoing, the responsibilities of the JSC shall not include, and the JSC shall have no authority over, any activities undertaken by or on behalf of Novartis or its Affiliates in connection with the Arvinas Clinical Trials, including the Clinical Trial Follow-up Activities with respect to the Arvinas Clinical Trials. In addition, the JSC shall have authority to establish joint subcommittees as it deems necessary or advisable to further the purposes of this Agreement. Each such joint subcommittee shall be solely an advisory committee, intended to be a forum for discussion and information exchange between the Parties, and will not have decision- making authority. (b) Term. The JSC shall continue to exist until [**]. (c) Consensus; Escalation. All decisions within the decision-making authority of the JSC shall be made by unanimous vote, with each Party’s representatives collectively having one (1) vote. If the JSC is unable to reach agreement as to a particular matter within its jurisdiction, within [**] after such matter has been brought to the JSC for resolution, then such disagreement shall be referred to the Executive Officers of the Parties for resolution. (d) Final Decision Making. If the Executive Officers do not fully resolve any matter within the JSC’s authority and referred to them under Section 3.2(c) within [**] of the matter being referred to them, then, [**]. (e) Limitations of JSC Authority. The JSC shall only have the powers expressly assigned to it in this Section 3.2 and elsewhere in this Agreement and shall not have the authority to: (i) modify or amend the terms and conditions of this Agreement; (ii) waive or determine either Party’s compliance with the terms and conditions of under this Agreement; (iii) decide any issue in a manner that would conflict with the express terms and conditions of this Agreement; or (iv) impose any obligations on either Party that, pursuant to the terms of this Agreement, would require mutual agreement of the Parties. 3.3 Committee Membership and Meetings. (a) Committee Members. Within [**], each Party shall appoint its representatives on the JSC by providing written notification to the other Party. Each Party may replace its representatives on the JSC on written notice to the other Party, but each Party shall strive to maintain continuity in the representation of its JSC members. Each Party shall appoint one (1) of its representatives on the JSC to act as a co-chairperson of the JSC. The co-chairpersons shall jointly prepare and circulate agendas to the JSC’s members at least [**] before each JSC meeting and shall direct the preparation of reasonably detailed minutes for each JSC meeting, which shall be approved by the co-chairpersons and circulated to JSC members within [**]. (b) Meetings. The JSC shall hold meetings at such times as it elects to do so, but in no event shall such meetings be held less frequently than [**]. JSC meetings may be held in person or by audio or video teleconference; provided, that unless otherwise agreed by both Parties, at least one (1) meeting per year shall be held in person. All in-person meetings shall alternate between locations designated by each Party. Each Party shall be solely responsible for the costs

29 and expenses incurred by its representatives in attending any JSC meeting. No action taken or decision made at any JSC meeting shall be effective unless at least one (1) representative of each Party is participating. (c) Non-Member Attendance. Each Party may from time to time invite a reasonable number of participants, in addition to its representatives, to attend the JSC meetings in a non-voting capacity; provided, that if either Party intends to have any Third Party attend such a meeting, then such Party shall provide at least [**] written notice to the other Party and obtain the other Party’s approval for such Third Party to attend such meeting, which approval shall not be unreasonably withheld, conditioned, or delayed. Such Party shall ensure that such Third Party is bound by confidentiality and non-use obligations substantially similar to the terms of this Agreement prior to attending such meeting. ARTICLE 4 ARVINAS CLINICAL TRIALS 4.1 Performance of the Arvinas Clinical Trials. (a) Arvinas Development Plan [**]; Compliance. Except as expressly set forth in Section 4.7, Arvinas shall be responsible for, and shall perform or cause to be performed, the Arvinas Clinical Trial Activities in accordance with the Arvinas Development Plan [**] until the Completion of the Arvinas Clinical Trials Transfer. Arvinas shall conduct and use Commercially Reasonable Efforts to complete (including allocating sufficient time, effort, equipment, and skilled personnel as necessary to complete), all activities in the Arvinas Development Plan [**] in accordance with the [**] timelines set forth therein. Arvinas shall perform all Arvinas Clinical Trial Activities in good scientific manner and in compliance with all Applicable Laws. (b) Subcontracting. Without Novartis’ prior written consent, Arvinas shall not subcontract or otherwise delegate any Arvinas Clinical Trial Activities to any Third Parties, other than Third Parties engaged by Arvinas or its Affiliate as of the Effective Date to perform any such activities pursuant to contracts disclosed on [**], true, correct and complete copies (subject to reasonable redactions to the extent necessary to protect confidential business information not relevant to Novartis’ assessment as to whether such agreements comply with the requirements of this Agreement, including applicable Novartis standards and policies) of which have been provided to Novartis. With respect to any permitted subcontractors, Arvinas shall oversee the performance by its subcontractors of the subcontracted activities consistent with its obligations hereunder. Other than the agreements with the existing subcontractors as of the Effective Date, any agreement pursuant to which Arvinas engages a subcontractor must [**]. No such permitted subcontracting shall relieve Arvinas of any obligation hereunder and any act or omission of its subcontractors shall constitute an act or omission of Arvinas for all purposes hereunder. (c) Development Breach. If Arvinas is in material breach of, has failed to comply with Applicable Laws in any material respects with respect to, or has committed fraud, gross negligence or willful misconduct with respect to its obligations to perform any Arvinas Clinical Trial Activities in accordance with the Arvinas Development Plan [**] and this Agreement (each, a “Development Breach”) and such Development Breach remains unremedied

30 for [**], then Novartis shall [**]. For clarity, the foregoing shall not limit Arvinas’ right to seek dispute resolution pursuant to Section 16.5 with respect to any alleged Development Breach hereunder. 4.2 Development Reports and Information; Records Retention. (a) Development Reports and Information. From and after the Effective Date, within [**] following the end of each [**] prior to Completion of the Arvinas Clinical Trials Transfer, Arvinas shall provide to the JSC (or, Novartis, if the JSC has been disbanded) (x) a reasonably detailed written report of the Arvinas Clinical Trial Activities conducted during such [**], as applicable, which report shall contain sufficient detail to enable the JSC (or Novartis, if the JSC has been disbanded) to assess Arvinas’ compliance with the Arvinas Development Plan [**] and this Agreement; and (y) access to or copies of any final written reports related to such Arvinas Clinical Trial Activities (or results of analyses thereof) as may be prepared by or on behalf of Arvinas or its Affiliates. Upon the reasonable request of Novartis from time to time, Arvinas shall make appropriate personnel with knowledge of the Arvinas Clinical Trial Activities available to Novartis to discuss such activities and provide or make available to Novartis all Data arising from the Arvinas Clinical Trial Activities in its possession or Control and not previously provided or made available. (b) Records Retention. Arvinas will, and will ensure that its Affiliates, employees, directors, officers, subcontractors and agents will, keep and maintain in good scientific manner complete, appropriate and accurate Records during the Records Retention Period, in sufficient detail to verify compliance with its obligations under this Agreement. Without limiting Arvinas’ information security obligations under this Agreement, Arvinas will maintain at its own expense all Records in secure and suitable facilities and ensure that such facilities (and the Records stored at such facilities) are (in the context of an audit) readily accessible by Novartis (or its appointed auditor) during the Records Retention Period. 4.3 Development Costs. (a) Arvinas Clinical Trial Activities. [**] in accordance with this Section 4.3 for all Development Costs [**] in performing the Arvinas Clinical Trial Activities, including any Clinical Trial Follow-Up Activities, in each case, solely to the extent incurred in accordance with the Arvinas Development Plan [**], subject to Section 4.4. (b) [**]. No later than [**] during which Arvinas or any of its Affiliates has incurred any Development Costs, Arvinas shall submit to Novartis: (i) a written report setting forth, in reasonable detail with supporting documentation (including copies of any invoices for subcontracted Arvinas Clinical Trial Activities), [**], in each case, incurred in the Development of a Licensed Product, and in a format mutually agreed by the Parties, the amount of Development Costs incurred by Arvinas or its Affiliates in such Calendar Quarter; and (ii) [**]. 4.4 Cost Overruns. The Development Costs [**] must be incurred in accordance with the Arvinas Development Plan [**]and shall not, in the aggregate, exceed by [**] (each such amount in excess of [**], a “Cost Overrun”), except for any such Development Costs incurred due to [**] (each [**], an “Allowable Exception”). Arvinas shall promptly notify

31 Novartis in writing in the event that it anticipates incurring a Cost Overrun, including as a result of unexpected Clinical Trial enrollment. Following Arvinas’ written notice to Novartis [**], the Parties shall, through the JSC, discuss in good faith and mutually agree on whether such excess Development Costs [**], provided that, in the event of a disagreement of the JSC, the Parties shall resolve the matter in accordance with the dispute resolution procedures contained in Section 16.5. Any Cost Overrun shall be borne by Arvinas unless [**]. For clarity, Cost Overruns [**]. 4.5 Regulatory Matters. (a) Regulatory Submissions by Arvinas. (i) Arvinas shall [**] to maintain all INDs necessary to perform, and to conduct communications with the applicable Regulatory Authorities with respect to, the Arvinas Clinical Trial Activities until Completion of the Arvinas Clinical Trials Transfer. All non- administrative Regulatory Materials to be submitted to a Regulatory Authority in connection with Arvinas Clinical Trial Activities shall be submitted to Novartis for its review and comment at least [**] prior to their submission to the applicable Regulatory Authority. Arvinas shall, and shall cause its Affiliates, sublicensees and subcontractors (as applicable) to, consider in good faith and reasonably incorporate any such reasonable comments of Novartis into such Regulatory Materials. Arvinas shall provide Novartis with a copy of such Regulatory Materials promptly following submission to the applicable Regulatory Authority. (ii) Notwithstanding any other provision of this Agreement, without Novartis’ prior written consent, neither Arvinas nor its Affiliates shall submit or file any Regulatory Materials or otherwise communicate with any Regulatory Authority regarding Licensed Products or the Exploitation thereof (including any Phase 3 Clinical Trial or other Development activities) other than regarding matters specifically related to the Arvinas Clinical Trial Activities and in accordance with this Agreement. (b) Regulatory Materials Received by Arvinas. Arvinas shall provide Novartis with (i) access to or copies of all material written or electronic correspondence relating to the Arvinas Clinical Trials or ARV-766 received by Arvinas or any of its Affiliates or permitted subcontractors from Regulatory Authorities, and (ii) copies of all meeting minutes and summaries of all meetings, conferences, and discussions held by Arvinas or any of its Affiliates or permitted subcontractors with the Regulatory Authorities, including copies of all contact reports produced by Arvinas or any of its Affiliates, in each case ((i) and (ii)) within [**], as applicable. If such written or electronic correspondence received from any such Regulatory Authority relates to the withdrawal, suspension, or revocation of a Regulatory Approval for a Licensed Product, the prohibition or suspension of the supply of a Licensed Product, or the initiation of any investigation, review, or inquiry by such Regulatory Authority concerning the safety of a Licensed Product, Arvinas shall notify Novartis and provide Novartis with copies of such written or electronic correspondence as soon as practicable, but not later than [**] after receipt of such correspondence. (c) Meetings with Regulatory Authorities. Arvinas shall provide Novartis with prior written notice of any meeting, conference, or discussion (including any advisory committee meeting) with a Regulatory Authority relating to a Licensed Product, within [**]. Novartis shall have the right to have up to [**] of its employees or agents attend all such meetings,

32 conferences or discussions. Novartis shall have the right to replace or temporarily substitute any such employee or agent at its sole discretion. (d) Handling of Safety and Pharmacovigilance Matters. (i) JSC Oversight. All safety and pharmacovigilance matters arising out of the Arvinas Clinical Trial Activities shall be performed in a coordinated manner under the oversight of the JSC. The JSC shall facilitate timely information sharing, analysis, discussions and alignment with respect to all safety and pharmacovigilance issues arising out of the Arvinas Clinical Trial Activities. The Parties acknowledge that they shall strive for consensus on safety and pharmacovigilance matters within the purview of the JSC; provided, that Arvinas will have the right to promptly take any reasonable and appropriate actions necessary (e.g., safety-related decisions and submissions and interactions with health authorities relating to its sponsor responsibilities) to ensure the safety of study participants in the event that any serious safety issues requiring an Urgent Safety Measure arise in connection with the performance of the Arvinas Clinical Trial Activities; provided, however, that in such event Arvinas shall notify Novartis and the JSC as soon as possible (and in any event within [**]). (ii) Information Sharing. Arvinas shall provide Novartis and the JSC with the following information arising out of the Arvinas Clinical Trial Activities: (A) Serious Adverse Events and pregnancy reports ([**]) for all patients, within [**]; (B) Investigator Notifications within [**]; (C) all available final versions of aggregate safety reports (e.g., Development Safety Update Reports) within [**]; and (D) any safety finding that requires an Urgent Safety Measure promptly ([**]) after Arvinas makes a decision to issue an urgent safety communication related to such safety finding. In the event that Arvinas commences the Arvinas Clinical Trial Activities prior to the Effective Date, Arvinas shall provide to Novartis and the JSC copies of all such Serious Adverse Events, pregnancy reports and Investigator Notifications that Arvinas becomes aware of since the commencement of the Arvinas Clinical Trials [**]. (iii) Safety and Data Monitoring Plans. Where applicable, Arvinas shall provide Novartis with drafts of Arvinas’ safety and data monitoring plans with respect to the Arvinas Clinical Trial Activities for Novartis’ review and comments prior to the submission of such plans to the applicable Regulatory Authority. 4.6 No Other Development Activities. Except for the Arvinas Clinical Trial Activities, neither Arvinas nor any of its Affiliates shall conduct (or have conducted) any Development activities with respect to Licensed Compounds or Licensed Products without Novartis’ prior written consent, which consent may be withheld or conditioned in Novartis’ sole discretion. 4.7 Novartis Development Activities. For clarity, nothing in this Article 4 shall limit in any way Novartis’ right to conduct Development or any other activities with respect to the Exploitation of Licensed Products during Arvinas’ conduct of the Arvinas Clinical Trial Activities. ARTICLE 5 NOVARTIS DEVELOPMENT ACTIVITIES

33 5.1 General. As between the Parties, other than with respect to the Arvinas Clinical Trial Activities, Novartis shall be solely responsible for conducting, at its sole expense and in its sole discretion (subject only to Section 5.2), Development of Licensed Products in the Field in the Territory. 5.2 Development Diligence. Novartis shall (by itself or with or through its Affiliates, Sublicensees, or other Third Parties) [**]. Except as expressly provided in this Section 5.2, Novartis shall have no obligation to Develop or obtain Regulatory Approval for Licensed Products in any jurisdiction. 5.3 Development Updates. From and after the Effective Date and continuing until [**]. [**]. Novartis will, and will ensure that its Affiliates, employees, directors, officers, subcontractors and agents will, keep and maintain in good scientific manner complete, appropriate and accurate Records during the Records Retention Period, consistent with its internal policies and Applicable Law. 5.4 Companion Diagnostics Agreement. Novartis shall have the right, exercisable by written notice to Arvinas provided [**], to elect to [**]. If Novartis does not [**] Arvinas elects to [**]. If Novartis elects to [**], then the Parties will cooperate to [**], including Arvinas’ using Commercially Reasonable Efforts to [**]. ARTICLE 6 REGULATORY 6.1 General. As between the Parties, subject to Section 4.5, Novartis shall be solely responsible, at its expense, for (a) obtaining and maintaining Regulatory Approvals for the Licensed Products in the Field in the Territory, including submission of all Regulatory Materials, all communications with Regulatory Authorities and any other activities in connection with obtaining such Regulatory Approvals; and (b) owning and holding all Regulatory Materials for Licensed Products in the Field in the Territory. Arvinas shall cooperate with and provide assistance to Novartis from time to time as reasonably requested in connection with obtaining and maintaining such Regulatory Approvals, including with respect to the filing or submission of Regulatory Materials to any Regulatory Authority relating to Licensed Products in the Territory or required or advisable in connection with any Clinical Trials or other Development activities conducted by or on behalf of Novartis, by executing any required documents, providing reasonable access to personnel and providing Novartis with copies of all reasonably required documentation. 6.2 Right of Reference. Arvinas hereby grants on behalf of itself and its Affiliates to Novartis and its Affiliates and Sublicensees a Right of Reference with respect to drug master files and other Regulatory Materials submitted by Arvinas or its Affiliates, sublicensees and subcontractors (as applicable) to any Regulatory Authority with respect to Licensed Products for purposes of obtaining and maintaining Regulatory Approvals of a Licensed Product by Novartis, its Affiliates and Sublicensees. If requested by Novartis, Arvinas shall provide a signed statement that authorizes such Right of Reference granted to Novartis under this Section 6.2 if required by Applicable Laws or the Regulatory Authority in the applicable country or jurisdiction. In the event that any Affiliate, sublicensee or Third Party distributor of Arvinas holds any Regulatory Materials to which Novartis is granted a Right of Reference under this Section 6.2,

34 Arvinas shall cause, to the extent allowed under Applicable Laws, such Affiliate, sublicensee or Third Party distributor to grant a Right of Reference to Novartis to the same extent that Arvinas is granting such Right of Reference under this Section 6.2. 6.3 Clinical Trial Disclosures. As between the Parties, Novartis shall have the sole right to publicly disclose the existence of, and the results from, any Clinical Trials (except as otherwise provided in Section 11.6(b)) conducted under this Agreement in accordance with its standard policies. For clarity, unless otherwise required by Applicable Law or Regulatory Authorities, Arvinas shall have no Clinical Trial disclosure rights or responsibilities to the relevant Regulatory Authorities or to www.clinicaltrials.gov with respect to the Arvinas Clinical Trials following the Completion of the Arvinas Clinical Trials Transfer, which shall remain the sole responsibility of Novartis, subject to Section 11.6. 6.4 Safety and Pharmacovigilance Matters. (a) Pharmacovigilance Agreement. The Parties shall cooperate with respect to the reporting and handling of safety information involving or relating to the Licensed Products to the extent required by Applicable Laws. To the extent required by Applicable Laws or any Regulatory Authority (e.g., if Novartis elects to conduct clinical studies with a Licensed Product used in the Arvinas Clinical Trials), the Parties shall enter into a written agreement containing customary terms that will govern the exchange of Adverse Events and other safety information and the performance of reporting obligations relating to the Licensed Product (the “Pharmacovigilance Agreement”) to ensure that such Adverse Events and other safety information is exchanged and reported to the relevant Regulatory Authorities in compliance with Applicable Laws and the requirements of Regulatory Authorities. In the event that a Pharmacovigilance Agreement is not so required, if reasonably requested by Novartis in writing, the Parties shall enter into a high-level written agreement that will govern the exchange of validated safety signals for the Licensed Product, which agreement shall be entered into prior to Novartis submitting its first IND for the Licensed Product or prior to the disbandment of the JSC in accordance with Section 3.2(b), whichever is sooner. (b) Transfer of Safety Data. Safety data (including but not limited to Serious Adverse Event Reports, pregnancy reports and Investigator Notifications) arising out of the Arvinas Clinical Trial Activities shall be transferred from Arvinas to Novartis in accordance with this Agreement and applicable data privacy and security laws and regulations. The Parties acknowledge that transfer of such safety data will require mutual cooperation between the Parties and the Parties will use Commercially Reasonable Efforts to complete such transfer as soon as possible and (i) in time for Novartis to submit its first IND for the Licensed Products or (ii) prior to the transfer from Arvinas to Novartis of the IND for the Transferred Clinical Trials (whichever of (i) or (ii) is earlier). Arvinas represents, warrants and covenants to Novartis that, during the period when Arvinas holds an IND or otherwise is responsible for a Clinical Trial for a Licensed Product, all safety data with respect to the such Clinical Trial has been or shall be properly collected in accordance with Applicable Laws; and that all applicable safety issues with respect to such Clinical Trial have been or shall be properly reported to Regulatory Authorities as individual case safety reports (“ICSRs”) in accordance with Applicable Laws. If Novartis discovers any failure by Arvinas to report any such safety issue as an ICSR in accordance with Applicable Laws (during the period when Arvinas holds an IND or otherwise is responsible for a Clinical Trial for

35 a Licensed Product), any applicable later submission made by or on behalf of Novartis shall not release Arvinas from its obligations and liability with respect to such safety issue. (c) Arvinas Clinical Trial Activities. Notwithstanding the foregoing, the processes and procedures for sharing Adverse Events and other safety information arising out of the Arvinas Clinical Trial Activities shall be overseen by the JSC pursuant to Section 4.5(d). 6.5 Recalls. Except for recalls due to safety issues arising out of a Arvinas Clinical Trial prior to Completion of the Arvinas Clinical Trials Transfer (for which Arvinas shall have the final decision-making authority subject to Section 3.2(d)), Novartis shall decide and have sole responsibility for and control over any recall or market withdrawal of any Licensed Product or other corrective action in any country and the manner in which any such recall, market withdrawal or corrective action shall be conducted in accordance with Applicable Law or as otherwise required by a Regulatory Authority, [**]. 6.6 Compliance. Each Party, in performing its obligations under this Agreement: (a) shall, and shall ensure that its Affiliates, (sub)licensees, including Sublicensees, and subcontractors, comply with all Applicable Laws, including applicable current international regulatory standards, including GMP, GLP, GCP, GVP and other rules, regulations and requirements; and (b) will not employ or use any person that has been debarred under Section 306(a) or 306(b) of the US Federal Food, Drug and Cosmetic Act (21 U.S.C. 335a) (the “Act”). 6.7 Personal Data. The Parties agree to be bound by the terms set forth in [**] establishing the procedures to be used by the Parties to ensure compliance with all data security and data privacy laws in connection with the exchange of Personal Data between the Parties. ARTICLE 7 MANUFACTURING AND QUALITY MATTERS 7.1 Manufacturing. (a) Allocation of Responsibility Generally. Arvinas shall be solely responsible for the Manufacture and supply of ARV-766 for purposes of conducting the Arvinas Clinical Trial Activities, at its expense, subject to Section 4.3(a) and Section 7.1(b). Novartis shall be solely responsible, subject to Section 7.1(b), for all other Manufacture and supply of Licensed Compounds, Licensed Products and components thereof, at its expense, for purposes of Development and Commercialization in the Territory, such Manufacture and supply to be conducted by Novartis, its Affiliates, Sublicensees or subcontractors as it determines appropriate in its sole discretion, subject to any Applicable Law and the terms of this Agreement. Upon Novartis’ reasonable request and [**], Arvinas shall cooperate with Novartis in complying with the Manufacturing requirements of the Bayh-Dole Act, including requesting waivers where Novartis determines to do so, to the extent such requirements are applicable. (b) Supply by Arvinas of Licensed Product, ARV-766 Drug Substance and Clinical Finished Goods. (i) Supply for Use in Phase 1 or Phase 2 Clinical Trials. Arvinas shall, or shall cause its Affiliates or Third Party CMOs to, Manufacture and shall supply and distribute

36 to Novartis Licensed Product for use by Novartis or its Affiliates in any Phase 1 Clinical Trial or Phase 2 Clinical Trial (or any combination thereof) following Completion of the Arvinas Clinical Trials Transfer, including the Arvinas Clinical Trials and any Cohort Expansion Trial. Such Manufacture, supply and distribution shall be conducted pursuant to the supply terms set forth in [**] attached hereto. (ii) Supply for Use in Phase 3 Clinical Trial(s). [**] following the Effective Date, Novartis will use [**] to qualify Arvinas’ existing CMO for purposes of Manufacturing and supplying to Novartis ARV-766 Drug Substance or Clinical Finished Goods for use by Novartis or its Affiliates in the Phase 3 Clinical Trial(s) to be conducted by or on behalf of Novartis or its Affiliates with respect to ARV-766. Prior to completion of such qualification by Novartis, and, if such qualification is not complete by [**], (A) Arvinas shall, or shall cause its Affiliates or Third Party CMOs to, Manufacture and shall supply Licensed Product in accordance with [**], such Manufacture and supply to be conducted pursuant to the supply terms [**], and (B) upon Novartis’ request, Arvinas shall cause such existing CMO to Manufacture and supply to Novartis ARV-766 Drug Substance or Clinical Finished Goods via a Consent Letter, in each case ((A) and (B)), for use by Novartis or its Affiliates [**]. Following such qualification, [**]. Notwithstanding the foregoing, if such qualification is not complete by [**], Arvinas will not be obligated to provide such supply thereafter. 7.2 Quality Matters. (a) Quality Agreement. Within [**], if requested by Novartis, the Parties will negotiate in good faith a definitive agreement with regard to certain operational, technical, and quality-related aspects of the Development and supply of Licensed Products by Arvinas or any of its subcontractors or CMOs to Novartis or its designee (the “Quality Agreement”). In the event of a discrepancy between this Agreement and the Quality Agreement, the Quality Agreement shall govern with respect to quality matters and this Agreement governs with respect to all other matters. (b) Regulatory Authority Inspections. If a Regulatory Authority desires to conduct an inspection or GxP Audit of Arvinas, its Affiliates, or its or their subcontractors (including CMOs) relating to the Licensed Products or Licensed Technology, Arvinas shall promptly ([**]) notify Novartis thereof. Arvinas shall permit Regulatory Authorities to conduct inspections or audits of Arvinas, its Affiliates, or its or their subcontractors (including CMOs) relating to the Licensed Products or Licensed Technology, and shall ensure that such Affiliates and subcontractors (including CMOs) permit such inspections and audits. Unless prohibited by Applicable Law, Arvinas shall permit Novartis to attend and observe the aforementioned inspections or audits. Arvinas shall provide Novartis with a copy (or detailed written report) of any findings of a Regulatory Authority following a regulatory audit or inspection that are communicated to Arvinas by such Regulatory Authority, as a result of the inspection or any submitted document(s) or in a correspondence with such Regulatory Authority (e.g., EIR, 483s, warning letters, EMA or European inspection reports, serious breaches, safety urgency measures, issued on PSURs, DSURs, etc.) and corresponding proposed responses, in each case related to the Licensed Products or Licensed Technology. In addition, in the event any such inspection could reasonably be expected to have an impact on the patient safety, efficacy or conduct of Clinical Trials of the Licensed Products or Arvinas’ Data Integrity, Arvinas shall, no later than [**], provide to Novartis copies of the relevant inspection report or correspondence. Arvinas will reasonably

37 cooperate with Novartis in the preparation of any response to Regulatory Authorities and any corrective action plans which could reasonably be expected to affect Arvinas’ Data Integrity or be considered critical findings regarding any IND, NDA, MAA or other Regulatory Materials relevant to the Licensed Products or Licensed Technology. Upon reasonable request of Arvinas, Novartis shall, [**], use Commercially Reasonable Efforts to cooperate with Arvinas upon request in responding to such audit or inspection, including attending such audit or inspection if so requested by Novartis. (c) Novartis Audits. (i) Arvinas agrees and will ensure that its Affiliates and its and their respective employees, directors, officers, subcontractors and agents agree (where necessary) that Novartis or one of its designated Affiliates or a Third Party acting on Novartis’ behalf and reasonably acceptable to Arvinas shall have the right, [**] during the period in which Arvinas is supplying the Licensed Compound and Licensed Product or conducting any Arvinas Clinical Trial Activities, as applicable, [**], to audit and have access to: (1) all Records relating to [**], in the possession or Control of Arvinas, its Affiliates and its and their respective subcontractors; and (2) Arvinas’ compliance/anti-corruption program. The audit and access rights referenced under this Section 7.2(c) include the right to conduct reasonable face to face or on-line interviews with Arvinas’ and its Affiliates’ and their respective employees, directors, officers, subcontractors and agents and the right to access and review (in both soft and hard copy) any and all Records, internal audit reports, standard operating procedures, procedures, and guidelines of Arvinas, its Affiliates and its and their respective subcontractors within the audit scope (including documentation with Third Parties relating to the audit scope). Any audit (and related data collection activities) shall be carried out in compliance with Applicable Laws. (ii) Any audit conducted pursuant to this Section 7.2(c) shall be subject to the confidentiality provisions set forth in Article 11. (iii) To the extent Arvinas conducts audits of its subcontractors or CMOs, then, upon Novartis’ reasonable request, and subject to the applicable terms of the agreement between Arvinas and its subcontractors or CMOs, Arvinas will allow Novartis to participate in such audits. (iv) Following any such audit, Novartis may provide Arvinas with an audit report, which shall enable Arvinas to, acting reasonably and without undue delay, prepare a corrective action plan (including a timetable to implement and complete the plan) to address any perceived deviations or deficiencies identified by or on behalf of Novartis in the audit report and as discussed and mutually agreed with Arvinas. Novartis may review and propose recommendations to Arvinas regarding the corrective action plan, and Arvinas shall, and shall cause its Affiliates and its and their respective subcontractors or CMOs to, implement any reasonable corrections to address the actual deviations or deficiencies identified in the audit report in accordance with such corrective action plan to Novartis’ reasonable satisfaction. Notwithstanding any recommendations provided by Novartis to Arvinas, Arvinas will remain responsible for the implementation of such corrective action plan and acknowledges and agrees that it places reliance on such recommendations at its own risk and any decision or consequences of such decisions relating to, or the implementation of, such recommendations are within the

38 discretion and sole responsibility of Arvinas. Arvinas will use Commercially Reasonable Efforts to perform the corrective action plan and will take all other necessary steps to remedy the actual deviations or deficiencies identified in the audit report [**]. (v) If Novartis and Arvinas disagree as to whether a perceived deviation or deficiency identified in an audit report is an actual deviation or deficiency, or if the corrective action taken is not deemed reasonably satisfactory to Novartis in consultation with Arvinas, then Novartis shall have the right, at its expense, to request a technology transfer to an alternate subcontractor or CMO of Novartis of Novartis’ choosing, as applicable and subject to Section 2.5(a). In the event that Arvinas reasonably agrees that the corrective action taken is not satisfactory or cannot be completed satisfactorily, then Arvinas shall share [**]. (vi) Without limiting the foregoing, Novartis or its designee will have the right to conduct initial qualification audits of Arvinas or its subcontractors within [**] after the Effective Date. ARTICLE 8 COMMERCIALIZATION 8.1 General. As between the Parties, Novartis shall be solely responsible, at its expense and in its sole discretion (subject only to Section 8.2), for all aspects of Commercialization of Licensed Products in the Field in the Territory, including planning and implementation, distribution, booking of sales, pricing and reimbursement. 8.2 Commercial Diligence. Novartis shall (by itself or with or through its Affiliates, Sublicensees, or other Third Parties) use [**]. Except as expressly provided in this Section 8.2, Novartis shall have no obligation to Commercialize Licensed Products in any jurisdiction. 8.3 Trademarks; INN, USAN and Other Applications. Novartis shall have the right to brand the Licensed Products using Trademarks and any other branding elements it determines appropriate, which may vary by country or within a country (the “Novartis Trademarks”). As between the Parties, Novartis shall exclusively own all rights in and goodwill associated with such Novartis Trademarks and shall select, file, register, maintain, enforce and defend such Novartis Trademarks in the countries and regions that it determines reasonably necessary, at Novartis’ expense. In the event that any Novartis Trademark used or intended for use for the Commercialization of the Licensed Products in the Territory is infringed by a Third Party, Novartis may request from Arvinas, and Arvinas will provide reasonable assistance to enforce its rights and defend against such infringement, and Novartis shall reimburse Arvinas’ reasonable costs incurred for such assistance. Novartis shall be responsible for applying for an International Nonproprietary Name (“INN”) and United States Adopted Name (“USAN”) for the Licensed Products for Commercialization in the Territory, including by creating name candidates for the INN application. The costs for the INN and the USAN applications, including costs for external clearance searches, will be borne by Novartis. Novartis may request reasonable assistance from Arvinas to prepare the INN, USAN and other major market applications (e.g., China National Intellectual Property Association), and Arvinas agrees to provide such assistance at Novartis’ cost and expense.

39 ARTICLE 9 FINANCIAL PROVISIONS 9.1 Upfront Payment. In consideration of the licenses and rights granted to Novartis hereunder, Novartis shall pay to Arvinas a one-time, [**] upfront payment of [**] ($[**]) [**]. 9.2 Milestone Payments. (a) Development and Regulatory Milestone Payments. In further consideration of the licenses and rights granted to Novartis hereunder, upon the first achievement by Novartis, its Affiliates, or its or their Sublicensees of a development and regulatory milestone event in the table set forth below for a Licensed Product (each, a “Development and Regulatory Milestone Event”), the corresponding one-time, [**] development and regulatory milestone payment (each, a “Development and Regulatory Milestone Payment”) shall become payable by Novartis to Arvinas: Development and Regulatory Milestone Event Development and Regulatory Milestone Payment [**] $[**] [**] $[**] [**] $[**] [**] $[**] [**] $[**] [**] $[**] [**] $[**] [**] $[**] [**] $[**] [**] $[**] In the event that Novartis [**], and Development and Regulatory Milestone Event identified [**], as applicable, has not yet been paid, Novartis shall become obligated to pay the corresponding Development and Regulatory Milestone Payment ([**]) upon [**]. (i) In the event that Development and Regulatory Milestone Event identified as [**] has not been achieved at the time Development and Regulatory Milestone Event identified as [**] achieved (or deemed to be achieved pursuant to clause (ii)), then, Development and Regulatory Milestone Event identified as [**] shall be deemed achieved at the time Development and Regulatory Milestone Event identified as [**] is achieved (or deemed to be achieved pursuant to clause (ii)); and (ii) in the event that Development and Regulatory Milestone Event identified as [**], has not been achieved at the time [**], then the Development and Regulatory Milestone Event identified as [**], shall be deemed achieved at the time [**].

40 (b) Sales Milestone Payments. In further consideration of the licenses and rights granted to Novartis hereunder, [**], with respect to each Licensed Product, upon the first achievement by Novartis, its Affiliates, or its or their Sublicensees of a sales milestone event in the table set forth below for such Licensed Product (each, a “Sales Milestone Event”), the corresponding one-time, [**] sales milestone payment (each, a “Sales Milestone Payment”) shall become payable by Novartis to Arvinas: Sales Milestone Event Sales Milestone Payment [**] $[**] [**] $[**] [**] $[**] [**] $[**] [**] $[**] [**] $[**] (c) Limitations. Notwithstanding any other provision of this Agreement: (i) each Development and Regulatory Milestone Payment shall be payable only one (1) time on the first occurrence of the applicable Milestone Event; (ii) the maximum aggregate Development and Regulatory Milestone Payments that may become payable shall not exceed [**]; (iii) each Sales Milestone Payment shall be payable only one (1) time on the first occurrence of the applicable Milestone Event [**]; (iv) the maximum aggregate Sales Milestone Payments that may become payable [**] shall not exceed [**]and (iv) [**]. In addition, if multiple Sales Milestone Events have been achieved in the same Calendar Year, then all the corresponding Sales Milestone Payments shall be due for the same Calendar Year. 9.3 Royalty Payments. (a) Royalty Rates. In further consideration of the licenses and rights granted to Novartis hereunder, on a Licensed Product-by-Licensed Product and country-by-country basis, during the applicable Royalty Term for such Licensed Product in such country, Novartis will make royalty payments to Arvinas on the aggregate Net Sales of each Licensed Product by Novartis, its Affiliates and its and their Sublicensees as calculated by multiplying the applicable royalty rate set forth in the table below by the corresponding amount of incremental annual Net Sales of such Licensed Product in the applicable Calendar Year: Portion of aggregate annual worldwide Net Sales of a given Licensed Product in a given Calendar Year: Royalty Rate [**] [**] [**] [**] [**] [**] [**] [**]

41 Portion of aggregate annual worldwide Net Sales of a given Licensed Product in a given Calendar Year: Royalty Rate [**] [**] [**] [**] (b) Royalty Term. Novartis’ royalty payment obligations under Section 9.3(a) shall begin, on a Licensed Product-by-Licensed Product and country-by-country basis, upon the First Commercial Sale of such Licensed Product in such country and shall expire, on a Licensed Product-by-Licensed Product and country-by-country basis, upon [**]: [**] ( [**], the “Royalty Term”). Following the expiration (and, for clarity, not early termination) of the Royalty Term, on a Licensed Product-by-Licensed Product and country-by-country basis , Novartis’ licenses under Section 2.1(a) with respect to such Licensed Product in such country shall continue in effect, but shall become [**], fully paid-up, royalty-free, transferable, perpetual and irrevocable. For purposes hereof, [**]. (c) Royalties Payable Once. For clarity, royalties shall be payable only once with respect to the same unit of Licensed Product. (d) Royalty Reductions. (i) Know-How Royalty. On a Licensed Product-by-Licensed Product and country-by-country basis, if a Licensed Product is sold in a country in the Territory during the applicable Royalty Term at a time when there is no Valid Claim of a Royalty Patent which contains one or more claims that [**], then, for the purposes of Section 9.3(a), the royalty rate(s) applicable to the Net Sales of such Licensed Product in such country during such time shall be reduced by [**]. (ii) Generic Entry. On a Licensed Product-by-Licensed Product and country-by-country basis, if a Generic Product is first sold in a country in the Territory during the applicable Royalty Term and the aggregate Net Sales of a Licensed Product in such country in any Calendar Quarter thereafter are [**] compared to the [**] in such country during [**], then, for the purposes of Section 9.3(a), [**], the royalty rate(s) applicable to the Net Sales of such Licensed Product in such country shall be reduced by [**]. (iii) Inflation Reduction Act. If, during the Royalty Term for a Licensed Product in the U.S., such Licensed Product is designated as a Selected IRA Drug by the Secretary of the U.S. Department of Health and Human Services, and Novartis, its Affiliate or its or their Sublicensee is required to negotiate, and is ultimately subject to, a maximum fair price under the Inflation Reduction Act that will apply to sales of such Licensed Product during the price applicability period, then, for the purposes of Section 9.3(a), the royalty rate applicable to the Net Sales of such Licensed Product in the U.S. during [**] shall be reduced [**], [**] of the applicable rates set forth in Section 9.3(a), [**]. (iv) Third Party Intellectual Property. If Novartis reasonably determines that rights to any Patent Rights, Know-How or other intellectual property rights owned or otherwise Controlled by a Third Party are reasonably necessary for the Exploitation of a

42 Licensed Product (but excluding any [**]), Novartis shall have the right to negotiate and acquire such rights through a license or other similar agreements. Novartis shall have the right to deduct from the [**] royalties due to Arvinas hereunder with respect to Net Sales of a Licensed Product, [**] of all amounts paid by Novartis or its Affiliate to such Third Party, or to Arvinas pursuant to Section 2.3(b), [**], to the extent attributable to the Exploitation of the Licensed Product by Novartis or its Affiliate under such Third Party Patent Rights, Know-How or other intellectual property rights, [**]. For clarity, such payments that may be deducted exclude [**]. (v) [**]. (e) Royalty Floor; Carry Forward. Notwithstanding anything contained herein to the contrary, in no event will the royalty payment in respect of any Licensed Product in any Calendar Quarter by Novartis to Arvinas hereunder in respect of global Net Sales of such Licensed Product be reduced to less than [**] of the amount that would otherwise be payable to Arvinas under Section 9.3(a) as a result of the operation of the reductions and deductions contemplated by Section 9.3(d) with respect to such Licensed Product, [**], provided, that, any such reduction or deduction not fully taken with respect to Net Sales of a Licensed Product as a result of the application of this Section 9.3(e) may be carried forward and applied against future royalties in respect of global Net Sales otherwise owed with respect to Net Sales of such Licensed Product (and always subject to the foregoing [**] reduction floor in each applicable Calendar Quarter) [**]. (f) No Royalties on Companion Diagnostics. In no event shall any royalty payment be due by Novartis to Arvinas on the sale of a Companion Diagnostic, and no reduction under Section 9.3(d) shall be based on a Companion Diagnostic. 9.4 Reports and Payment Terms. (a) Milestones. Novartis shall provide Arvinas with [**] notice of the achievement of (i) each Development and Regulatory Milestone Event within [**] and (ii) each Sales Milestone Event within [**] such Sales Milestone Event was achieved. After receipt of a notice of the achievement of a Milestone Event, Arvinas shall submit an Invoice to Novartis with respect to the corresponding Milestone Payment; provided that no such Invoice shall be submitted prior to receipt of notice of achievement of the applicable Milestone Event. Novartis shall make the applicable Milestone Payment within [**] after receipt of such Invoice. (b) Royalties. Within [**], Novartis shall provide Arvinas with a Sales & Royalty Report. Arvinas shall submit an Invoice to Novartis with respect to the royalty amount shown therein. Novartis shall pay such royalty amount within [**] after receipt of the Invoice. (c) Other Payments. For any payment not described in Sections 9.3(a)-(b) above or Section 4.3, each Party shall provide to the other Party an Invoice for all amounts due to it under this Agreement. Unless otherwise noted, payments on such Invoices shall be made within [**] of the other Party’s receipt of the applicable Invoice. (d) Payee. All payments by Novartis to Arvinas under this Agreement shall be made to Arvinas Operations, Inc., unless otherwise notified in a form consistent with [**] by Arvinas to Novartis in writing pursuant to Section 16.4.

43 (e) Disputed Amounts. If Novartis disputes in good faith any portion of an Invoice for amounts to be reimbursed by Novartis hereunder, including [**], Novartis shall [**] notify Arvinas thereof, and the Parties shall use [**] to resolve such dispute expediently. Any amounts subject to such dispute and ultimately determined to be due and owing to Arvinas shall be paid by Novartis within [**] after the resolution of such dispute, subject to Section 9.10. (f) Effective Date. For clarity, no payments shall become due and payable under or in connection with this Agreement unless and until the Effective Date occurs. 9.5 Existing Upstream License Payments and Reports. Arvinas shall remain responsible for the payment of all royalty, milestone and other payment obligations and related reporting obligations, if any, due to Third Parties under any Existing Upstream License. [**], all such payments and reports shall be made and delivered promptly by Arvinas in accordance with the terms of the applicable Existing Upstream License in all material respects. 9.6 Currency; Exchange Rate. All amounts payable and calculations under this Agreement shall be in Dollars. All payments to be made by Novartis to Arvinas under this Agreement shall be made in Dollars by bank wire transfer in immediately available funds to a bank account set forth in [**] ([**]). Any payment which falls due on a date which is not a Business Day in the location from which the payment will be made may be made on the next succeeding Business Day in such location. The rate of exchange to be used in computing the amount of currency equivalent in Dollars for a payment due from Novartis shall be made by Novartis in accordance with its Accounting Standards using Novartis’ then-current standard exchange rate methodology as consistently applied throughout Novartis’ organization and in its external reporting for the conversion of foreign currency sales into Dollars. 9.7 Currency Restrictions. Without limiting Section 9.8, in the event that, by reason of Applicable Laws in any country, it becomes impossible or illegal for a Party to transfer, or have transferred on its behalf, payments owed the other Party under this Agreement, such Party will promptly notify the other Party of the conditions preventing such transfer and such payments will be deposited in local currency in the relevant country to the credit of the other Party in a recognized banking institution designated by the other Party (or, if none is designated by the other Party within a period of [**] of the other Party’s receipt of such notice, in a recognized banking institution selected by the transferring Party) and identified in a written notice given to the other Party. 9.8 Tax. (a) Income Taxes. Except as otherwise provided in this Section 9.8, each Party shall be responsible for its own taxes (including taxes imposed on or measured by Net Sales, capital, franchise or similar taxes pursuant to Applicable Laws). (b) Indirect Taxes. Except as otherwise provided in this Section 9.8, any payments made under this Agreement are exclusive of any transfer taxes such as sales, use, transfer, documentary, stamp, registration, VAT, goods or service (GST), or similar tax (each, an “Indirect Tax”), which shall be added thereon as applicable. If any Indirect Tax is required with respect to the transactions, payments or the related transfer of rights or other property pursuant to

44 the terms of this Agreement pursuant to Applicable Laws, Novartis shall pay such Indirect Tax at the applicable rate with respect to any such payments following the receipt of an invoice issued in full compliance with Applicable Laws applicable to Indirect Taxes. The Parties will reasonably cooperate to issue valid tax invoices for all amounts due under this Agreement consistent with Applicable Laws irrespective of whether the sums may be netted for settlement purposes. The Parties shall reasonably cooperate to report, eliminate or minimize the amount of any Indirect Tax imposed on the transactions contemplated in this Agreement. (c) Withholding Taxes. (i) In the event that any payments made by Novartis to Arvinas pursuant to this Agreement shall become subject to withholding taxes under the Applicable Laws of any jurisdiction, or if it is unclear whether Applicable Laws require such withholding, including extra-territorial taxation, Novartis shall be authorized to deduct and withhold the amount of such taxes for the account of Arvinas to the extent required by Applicable Laws and pay the withholding tax to the relevant tax authority, so that only the correspondingly reduced amount less withholding tax is paid out to Arvinas. Novartis shall deliver to Arvinas proof of the withholding tax payment. Any such amounts withheld and paid to any such tax authority shall be deemed to have been paid to Arvinas for purposes of this Agreement, in full satisfaction of Novartis’ obligation with respect to such amounts. (ii) Novartis and Arvinas shall [**] to obtain relief or reduction of withholding tax under the applicable tax treaties, including the submission or issuance of requisite forms and information. If a special procedure is required for treaty relief by law, a treaty relief based on a tax treaty will only be taken into account if Arvinas submits an exemption certificate to Novartis in accordance with legal requirements at the time of the payment to Arvinas. If no withholding tax deduction has been made but tax authorities subsequently take the position that a withholding tax deduction should have been made, Arvinas shall provide, at its expense, all reasonable support to Novartis to obtain relief or reduction of withholding under the Applicable Laws and tax treaties, including the submission or issuance of requisite forms and information. All refunds of withholding taxes granted by the competent tax authority and related interest shall be paid to Novartis. If a refund of withholding taxes is not possible, Arvinas shall repay the corresponding amount to Novartis. (iii) Notwithstanding anything to the contrary in this Section 9.8(c), if, as a result of a Withholding Action by Novartis, withholding is required by Applicable Laws with respect to any payment made by Novartis to Arvinas pursuant to this Agreement and the amount of such withholding exceeds the amount of withholding that would have been required with respect to such payment under this Section 9.8(c) if Novartis had not committed the Withholding Action, then Novartis shall pay an additional amount to Arvinas such that, after withholding from such payment contemplated by this Agreement and such additional amount, Arvinas receives the same amount with respect to such payment as it would have received from Novartis absent such Withholding Action by Novartis. Notwithstanding the above, Novartis shall only pay an additional amount to the extent Arvinas did not receive a tax credit (to the extent usable by Arvinas to reduce its cash tax liabilities on a current basis) or refund for the taxes withheld on any payments made by Novartis as a consequence of such Withholding Action by Novartis. For purposes of this Section 9.8(c), “Withholding Action” means [**].

45 9.9 Records and Audit Rights. (a) Each Party shall keep complete, true and accurate financial books and records in accordance with its Accounting Standards in relation to this Agreement, including, with respect to Novartis, in relation to Net Sales and royalties and, with respect to Arvinas, in relation to the Development Costs incurred with respect to the Arvinas Clinical Trial Activities and the Manufacturing Costs incurred with respect to the Manufacturing Technology Transfer. Each Party will keep such books and records for [**]. (b) Each Party may, upon written request, cause an internationally-recognized independent accounting firm which is reasonably acceptable to the other Party (the “Auditor”) to inspect the relevant records of the other Party and its Affiliates to verify, with respect to Novartis, Net Sales, royalties and whether a Sales Milestone Event has been achieved and the applicable Sales Milestone Payment not paid, and with respect to Arvinas, such Development Costs incurred with respect to the Arvinas Clinical Trial Activities and the Manufacturing Costs incurred with respect to the Manufacturing Technology Transfer and the related reports, statements and books of accounts, as applicable. Before beginning its audit, the Auditor shall execute an agreement acceptable to the audited Party pursuant to which the Auditor agrees to keep confidential all information reviewed during the audit. The Auditor shall have the right to disclose to the auditing Party only its conclusions regarding any payments owed under this Agreement. (c) The audited Party and its Affiliates shall make their records available for inspection by the Auditor during regular business hours at such place or places where such records are customarily kept, upon receipt of reasonable advance notice from the auditing Party. The records shall be reviewed solely to verify the accuracy of payments made by the audited Party. Such inspection right shall not be exercised more than [**] in any Calendar Year and not more frequently than [**] with respect to records covering any specific period of time. In addition, the auditing Party shall only be entitled to audit the books and records of the auditing Party from the [**] Calendar Years prior to the Calendar Year in which the audit request is made. The auditing Party agrees to hold in strict confidence all information received and all information learned in the course of any audit or inspection, which information shall constitute the Confidential Information of the audited Party, except to the extent necessary to enforce its rights under this Agreement or to the extent required to comply with any Applicable Laws. (d) The Auditor shall provide its audit report and basis for any determination to the audited Party at the time such report is provided to the auditing Party before it is considered final; provided that [**] to the provision of such report, the Auditor shall provide its draft audit report and basis for any determination to the audited Party to verify the exclusion of any Confidential Information and to allow for the reasonable review and provision of comments by the audited Party. The audited Party shall have the right to request a further determination by such Auditor as to matters which the audited Party disputes [**] following receipt of such report. The audited Party will provide the auditing Party and the Auditor with a reasonably detailed statement of the grounds upon which it disputes any findings in the audit report and the Auditor shall undertake to complete such further determination [**] after the dispute notice is provided, which determination shall be limited to the disputed matters. Any matter that remains unresolved shall be resolved in accordance with the dispute resolution procedures contained in Section 16.5.

46 (e) In the event that the final result of the inspection reveals an undisputed underpayment or overpayment by the audited Party, the underpaid or overpaid amount [**]. (f) The auditing Party shall pay for such audits, as well as its expenses associated with enforcing its rights with respect to any payments hereunder; provided, that if an underpayment, or with respect to Development Costs with respect to the Arvinas Clinical Trial Activities and the Manufacturing Costs incurred with respect to the Manufacturing Technology Transfer, an overpayment, [**], the fees and expenses charged by the Auditor shall be paid by the audited Party. 9.10 Interest. If a Party fails to make any undisputed payment under this Agreement by the date when such payment is due, then, without limiting any other right or remedy of the Party to receive such payment, such late payment shall be paid together with an interest at an annual rate of [**] above the applicable daily rate published in the Wall Street Journal (or any other qualified source that is acceptable to both Parties) on the date payment was due or the highest rate permitted by law, whichever is lower, computed from the date such payment was due until the date the delinquent Party makes the payment. 9.11 No Projections. Arvinas and Novartis acknowledge and agree that nothing in this Agreement shall be construed as representing an estimate or projection of whether any Milestone Event will be achieved or of anticipated sales of any Licensed Product, and that the Milestone Events and Net Sales levels set forth above or elsewhere in this Agreement or that have otherwise been discussed by the Parties are merely intended to define the Milestone Payments and royalty obligations to Arvinas in the event the corresponding Milestone Events or such Net Sales levels are achieved. NEITHER ARVINAS NOR NOVARTIS MAKES ANY REPRESENTATION OR WARRANTY, EITHER EXPRESS OR IMPLIED, THAT IT WILL BE ABLE TO SUCCESSFULLY DEVELOP OR COMMERCIALIZE ANY PRODUCT OR, IF COMMERCIALIZED, THAT ANY PARTICULAR MILESTONE EVENT OR NET SALES LEVEL OF SUCH PRODUCT WILL BE ACHIEVED. 9.12 [**] Payments. Notwithstanding [**] any payments hereunder, but subject to the limitations set forth in Section 14.4, nothing in this Agreement shall limit either Party’s rights to assert or obtain damages for breach of this Agreement, including damages calculated based on the payments made under this Agreement. ARTICLE 10 INTELLECTUAL PROPERTY 10.1 Ownership of Inventions. (a) By Inventorship. Except as set forth in this Section 10.1(a) and Section 10.2 below, ownership of all Inventions shall be based on inventorship, as determined in accordance with the rules of inventorship under United States patent laws. Each Party shall solely own any Inventions made solely by it and its Affiliates’, licensees’ and sublicensees’ employees, agents, or contractors (“Sole Inventions”). The Parties shall jointly own any Inventions that are made jointly by employees, agents, or contractors of one Party and its Affiliates, licensees or sublicensees together with employees, agents, or independent contractors of the other Party and its

47 Affiliates, licensees or sublicensees (“Joint Inventions”). All Patent Rights claiming patentable Joint Inventions shall be referred to herein as “Joint Patents”. Arvinas’ interest in any Joint Inventions or Joint Patents shall be included in the Licensed Patents for purposes of this Agreement, and, for clarity, such Inventions and Patent Rights shall automatically be included in Novartis’ license in Section 2.1(a) [**]. Except to the extent either Party is restricted by the licenses granted to the other Party under this Agreement, each Party shall be entitled to practice, license (through multiple tiers), assign and otherwise exploit the Joint Inventions and Joint Patents in all countries and jurisdictions without the duty of accounting or seeking consent from the other Party; provided, however, that, neither Party shall assign to any Third Party its interest in any Joint Inventions or Joint Patents without the other Party’s prior written consent (not to be unreasonably withheld, conditioned or delayed). (b) Disclosure. Each Party shall promptly disclose to the other Party all Inventions, including all invention disclosures or other similar documents submitted to such Party or its Affiliates’, licensees or sublicensees’, together with employees, agents or contractors of such Party or its Affiliates, licensees or sublicensees relating to such Inventions, and shall also respond promptly to reasonable requests from the other Party for additional information relating to such Inventions. (c) Personnel Obligations. Each employee, agent or contractor of a Party or its respective Affiliates, licensees or sublicensees performing work under this Agreement shall, prior to commencing such work, be bound by invention assignment obligations, including: (i) promptly reporting any invention, discovery, process or other intellectual property right to the applicable Party, its Affiliate, licensee or sublicensee; (ii) presently assigning to the applicable Party, its Affiliate, licensee or sublicensee all of his or her right, title and interest in and to any invention, discovery, process or other intellectual property; (iii) cooperating in the preparation, filing, prosecution, maintenance and enforcement of any patent and patent application with respect to any invention, discovery, process or other intellectual property; and (iv) performing all acts and signing, executing, acknowledging and delivering any and all documents required for effecting the obligations and purposes of this Agreement. It is understood and agreed that such invention assignment agreement need not reference or be specific to this Agreement. Each Party shall be solely responsible for any remunerations to its employees, agents or contractors in connection with such assignment, including any payments required under Applicable Law requiring remuneration for employee invention assignment. 10.2 Ownership of Data. Notwithstanding the provisions of Section 10.1, all Data arising from the Parties’ activities under this Agreement, including the Arvinas Clinical Trial Activities, shall be owned by Novartis, subject to Section 12.3(b)(ii). 10.3 Patent Prosecution and Maintenance. (a) Licensed Patents and Joint Patents. (i) As between the Parties, Novartis shall have the first right, but not the obligation, to file, prosecute and maintain all Licensed Patents and Joint Patents throughout the world, and Novartis shall be solely responsible for all costs and expenses incurred in connection with such filing, prosecution and maintenance. Novartis shall keep Arvinas reasonably informed

48 of the status of such Licensed Patents and Joint Patents and shall promptly provide Arvinas with material correspondence received from any patent authorities in connection therewith. In addition, Novartis shall promptly provide Arvinas with drafts of all proposed material filings and correspondence to any patent authorities with respect to such Licensed Patents and Joint Patents for Arvinas’ review and comment prior to the submission of such proposed filings and correspondence. Novartis shall confer with Arvinas and take into consideration Arvinas’ comments prior to submitting such filings and correspondence; provided, that [**]. [**]. [**]. (ii) Novartis shall notify Arvinas of any decision to cease prosecution or maintenance of any Licensed Patent or Joint Patent in any country. Novartis shall provide such notice at least [**] prior to any filing or payment due date, or any other due date that requires action in order to avoid loss of rights, in connection with such Licensed Patent or Joint Patent. In such event, Arvinas shall have the right, upon written notice to Novartis, at its discretion and expense, to continue prosecution or maintenance of such Patent Rights in such country and thereafter the applicable Patent Right shall no longer constitute a Licensed Patent in such country (and for clarity, shall not be royalty-bearing for purposes of Section 9.3). (b) Novartis Patents. As between the Parties, Novartis shall have the sole right, but not the obligation, to file, prosecute and maintain all Patent Rights Controlled by Novartis or any of its Affiliates throughout the world, and Novartis shall be solely responsible for all costs and expenses incurred in connection with such filing, prosecution and maintenance. (c) Cooperation. Each Party shall provide the other Party, at the other Party’s request and expense, all reasonable assistance and cooperation in the patent prosecution and maintenance efforts under this Section 10.3, including providing any necessary powers of attorney and executing any other required documents or instruments for such prosecution. 10.4 Patent Enforcement. (a) Notification. If either Party becomes aware of any infringement, misappropriation, or other violation anywhere in the world by a Third Party, of any of the Licensed Patents or Joint Patents, including any “patent certification” filed in the United States under 21 U.S.C. §355(b)(2) or 21 U.S.C. §355(j)(2) or similar provisions in other jurisdictions, or of any request for declaratory judgment, opposition, nullity action, interference, inter-partes reexamination, inter-partes review, post-grant review, derivation proceeding, or similar action alleging the invalidity, unenforceability or non-infringement of any of such Licensed Patents or Joint Patents (collectively, a “Third Party Infringement”), such Party shall promptly notify the other Party in writing to that effect. Any such Third Party Infringement, if and to the extent involving a product falling within the scope of the licenses granted by Arvinas to Novartis under Section 2.1(a), is referred to as a “Product Infringement.” (b) Enforcement Rights. (i) Licensed Patents. For any Product Infringement of a Licensed Patent, as between the Parties, Novartis shall have the first right, but not the obligation, to bring an appropriate suit or take other action (including settlement negotiations) against any Person engaged in such Product Infringement, [**]. In the event that Novartis does not exercise such right

49 within [**] after receiving notice of the applicable Product Infringement on or prior to [**] before the time limit, if any, set forth under Applicable Laws for the filing of such actions, whichever comes first, Arvinas shall have the right to bring and control any such action at its own expense and by counsel of its choice; provided, that (A) if Novartis notifies Arvinas in writing prior to [**] before such time limit for the filing of any such action that Novartis intends to file such action before the time limit, then Novartis shall be obligated to file such action before such time limit, and Arvinas will withdraw such action after Novartis has filed its own action before such time limit, and (B) if Novartis notifies Arvinas in writing prior to [**] before such time limit for the filing of any such action that an action shall not be pursued for a Strategic Business Purpose, then the Parties shall discuss in good faith, and Arvinas will not bring such action without Novartis’ prior written consent, not to be unreasonably withheld, conditioned or delayed. A “Strategic Business Purpose” shall mean [**]. With respect to any infringement of a Licensed Patent that is not a Product Infringement, Arvinas shall have the sole right to enforce, [**]. (ii) Joint Patents. For any Third Party Infringement of a Joint Patent, as between the Parties, Novartis shall have the first right, but not the obligation, to bring an appropriate suit or take other action against any Person engaged in such Third Party Infringement, [**]. In the event that Novartis does not exercise such right within [**] after receiving notice of the applicable Third Party Infringement on or prior to [**] before the time limit, if any, set forth under Applicable Laws for the filing of such actions, whichever comes first, Arvinas shall have the right to bring and control any such action at its own expense and by counsel of its choice; provided, that if Novartis notifies Arvinas in writing prior to [**] before such time limit for the filing of any such action that Novartis intends to file such action before the time limit, then Novartis shall be obligated to file such action before such time limit, and Arvinas will, if it decides to proceed with such action, withdraw such action after Novartis has filed its own action before such time limit. (iii) Novartis Patents. For any infringement, misappropriation, or other violation anywhere in the world by a Third Party of the Patent Rights Controlled by Novartis or any of its Affiliates throughout the world, as between the Parties, Novartis will have the sole right, but not the obligation, to bring and control any legal action in connection with any such infringement, misappropriation or other violation at its expense, including settling such action, as it reasonably determines appropriate. (c) Cooperation. Each Party shall provide to the enforcing Party reasonable assistance in any enforcement claim, suit or action brought under Section 10.4(b), at such enforcing Party’s request and expense, including to be named in such claim, suit or action if required by Applicable Laws to pursue such action. The enforcing Party shall keep the other Party regularly informed of the status and progress of such enforcement efforts with respect to Licensed Patents and Joint Patents, and shall reasonably consider the other Party’s comments on any such efforts, including determination of litigation strategy and filing of material papers to the competent court. The non-enforcing Party with respect to Licensed Patents and Joint Patents shall be entitled to separate representation in such matter by counsel of its own choice and at its own expense, but such Party shall at all times cooperate fully with the enforcing Party. The enforcing Party with respect to Licensed Patents and Joint Patents shall not settle any claim, suit or action that it brought under Section 10.4(b) in any manner that would (i) negatively affect the applicable Patent Rights (including validity or enforceability of such Patent Rights) without the prior written consent of the

50 other Party, which consent shall not be unreasonably withheld, conditioned or delayed, or (ii) incur liability of the other Party or otherwise adversely affect the rights of the other Party, without the other Party’s prior written consent. (d) Expenses and Recoveries. The enforcing Party bringing an action under Section 10.4(b) with respect to Licensed Patents and Joint Patents shall be solely responsible for any expenses incurred by such Party as a result of such action. Any recovery of monetary damages in connection with such action shall be allocated as follows: first, to the reimbursement of any [**] incurred by the Parties in connection with such action (which amounts will be allocated pro rata if insufficient to cover the totality of such expenses), and then, any remaining amounts shall be [**]. 10.5 Third Party Infringement Claims. Each Party will promptly notify the other Party if a Third Party brings any Action alleging patent infringement by Novartis or Arvinas or any of their respective Affiliates or Sublicensees with respect to the Development, Manufacture or Commercialization of any Licensed Product (any such action, an “Infringement Claim”) in the Territory. As between the Parties, (a) Novartis will have the sole right, but not the obligation, to control the defense and response to any such Infringement Claim in the Territory with respect to Novartis’ and its Affiliates’ and Sublicensees’ activities, at [**], and (b) Arvinas will have the sole right, but not the obligation, to control the defense and response to any such Infringement Claim with respect to Arvinas’ or its Affiliates’ activities, at [**]. Upon the request of the Party controlling the response to the Infringement Claim, [**], the other Party will reasonably cooperate with the controlling Party in the reasonable defense of such Infringement Claim. The other Party will have the right to consult with the controlling Party concerning any Infringement Claim and to participate in and be represented by independent counsel [**] in any associated litigation. If the Infringement Claim is brought against both Parties, then each Party will have the right to defend against the Infringement Claim. The Party defending an Infringement Claim under this Section 10.5 will (i) consult with the other Party as to the strategy for the prosecution of such defense, (ii) consider in good faith any comments from the other Party with respect thereto and (iii) keep the other Party reasonably informed of any material steps taken and provide copies of all material documents filed, in connection with such defense. The Party controlling the defense against an Infringement Claim will have the right to settle such Infringement Claim on terms deemed reasonably appropriate by such Party, provided, that, such settlement shall not incur liability of the other Party or otherwise adversely affect the rights of the other Party, without the other Party’s prior written consent. 10.6 Patent Term Extension and Supplementary Protection Certificate. Novartis shall have the exclusive right, but not the obligation, to seek, in Arvinas’ name, if so required, patent term extensions, patent term restorations and supplemental protection certificates or the like that are now or become available under Applicable Laws, including 35 U.S.C § 156 and applicable foreign counterparts, in any country in the Territory in relation to the Licensed Patents and Joint Patents. Arvinas and Novartis shall cooperate in connection with all such activities. Novartis, its agents and its attorneys shall give due consideration to all suggestions and comments of Arvinas regarding any such activities, but in the event of a disagreement between the Parties, Novartis shall have the final decision-making authority. 10.7 Unitary Patent System. Novartis shall be solely responsible for all strategies for the Licensed Patents and Joint Patents with respect to the EU Unitary Patent System,

51 including the filing or withdrawal of any action to opt-in or opt-out from the EU Unitary Patent System for any Licensed Patent or Joint Patent and the validation of any Licensed Patent or Joint Patent as a unitary patent or a European patent. ARTICLE 11 CONFIDENTIALITY; PUBLICATION 11.1 Duty of Confidence. Subject to the other provisions of this Article 11: (a) all Confidential Information of a Party or any of its Affiliates (the “Disclosing Party”) shall be maintained in confidence and otherwise safeguarded by the other Party and its Affiliates (the “Receiving Party”), in the same manner and with the same protections as the Receiving Party maintains its own confidential information, but in no event with less than a reasonable standard of care; (b) the Receiving Party may only use Confidential Information of the Disclosing Party for the purposes of performing its obligations or exercising its rights under this Agreement; and (c) the Receiving Party may only disclose Confidential Information of the Disclosing Party to: (i) its Affiliates, licensees and sublicensees; and (ii) employees, agents, contractors, consultants and advisers of the Receiving Party and its Affiliates and sublicensees, in each case ((i) and (ii)), to the extent reasonably necessary for the purposes of performing its obligations or exercising its rights under this Agreement; provided, that (x) such Persons are bound by legally enforceable obligations to maintain the confidentiality and limit the use of the Confidential Information in a manner consistent with the confidentiality and non-use provisions of this Agreement; and (y) the actions and inactions of any such Person shall, with respect to such Confidential Information, be deemed to be the actions and inactions of such Receiving Party for all purposes of this Agreement. The confidentiality and non-use obligations hereunder shall remain in effect during the Term and for a period of [**] thereafter, except that with respect to any Confidential Information that constitutes a trade secret under Applicable Laws, such obligations shall survive for as long as such information remains a trade secret under Applicable Laws. 11.2 Exceptions. The foregoing obligations with respect to particular Confidential Information of a Disclosing Party shall not apply to the extent that the Receiving Party can demonstrate that such Confidential Information: (a) is known by the Receiving Party at the time of its receipt without an obligation of confidentiality, and not through a prior disclosure by the Disclosing Party, as documented by the Receiving Party’s business records; (b) is in the public domain before its receipt from the Disclosing Party, or thereafter enters the public domain through no fault of the Receiving Party; (c) is subsequently disclosed to the Receiving Party by a Third Party who may lawfully do so and is not under an obligation of confidentiality to the Disclosing Party; or

52 (d) is discovered or developed by the Receiving Party independently and without use of or reference to any Confidential Information received from the Disclosing Party, as documented by the Receiving Party’s business records. Specific aspects or details of Confidential Information shall not be deemed to be within the public domain or in the possession of the Receiving Party merely because the Confidential Information is embraced by more general information in the public domain or in the possession of the Receiving Party. Further, any combination of Confidential Information shall not be considered in the public domain or in the possession of the Receiving Party merely because individual elements of such Confidential Information are in the public domain or in the possession of the Receiving Party unless the combination and its principles are in the public domain or in the possession of the Receiving Party. 11.3 Authorized Disclosures. Notwithstanding the obligations set forth in Section 11.1 and Section 11.7, the Receiving Party may disclose the Disclosing Party’s Confidential Information (including this Agreement and the terms herein) to the extent: (a) such disclosure is reasonably necessary: (i) to such Party’s directors, attorneys, independent accountants or financial advisors for the sole purpose of enabling such directors, attorneys, independent accountants or financial advisors to provide advice to such Party; provided, that in each such case (x) such recipients are bound by confidentiality and non-use obligations that are at least as restrictive as those contained in this Agreement and (y) the term of confidentiality for such recipients may be shorter than the period set forth in this Agreement as long as it is no less than [**] from the date of disclosure; or (ii) to actual or potential investors, acquirors, or, [**], solely for the purpose of evaluating or carrying out an actual or potential investment, acquisition or collaboration; provided, that in each such case (x) such recipients are bound by confidentiality and non-use obligations at least as restrictive as those contained in the Agreement and (y) the term of confidentiality for recipients may be shorter than the period set forth in this Agreement as long as commercially reasonable under the circumstances; (b) such disclosure is to a Governmental Authority and necessary or desirable (i) to obtain or maintain INDs or Regulatory Approvals for any Licensed Product within the Territory, (ii) in order to respond to inquiries, requests or investigations by such Governmental Authority relating to Licensed Products or this Agreement, or (iii) upon the Disclosing Party’s consent, in connection with the filing, prosecution and maintenance of Patent Rights as permitted by this Agreement; (c) such disclosure is required by Applicable Laws or judicial or administrative process, subject to Section 11.4 with respect to disclosures regarding the terms, existence of, or performance under this Agreement, and provided, that (i) except for disclosures governed by Section 11.4, in such event such Party shall promptly inform the other Party of such required disclosure and provide the other Party an opportunity to challenge or limit the disclosure obligations, (ii) Confidential Information that is disclosed pursuant to Section 11.3(b) or this Section 11.3(c) shall remain otherwise subject to the confidentiality and non-use provisions of this Article 11 (provided, that such disclosure is not a public disclosure), and (iii) the Party disclosing Confidential Information shall cooperate with and reasonably assist the other Party ([**]) if the other Party seeks a protective order or other remedy in respect of any such disclosure and furnish

53 only that portion of the Confidential Information which, in the opinion of legal counsel of the Party making the disclosure, is responsive to such requirement or request; (d) such disclosure is (i) with respect to any pharmacovigilance information relating to Licensed Products and (ii) to Regulatory Authorities, Clinical Trial investigators, ethical committees, internal review boards and any other Third Parties that need to know such information as determined by such Party’s risk management and Adverse Event reporting requirements, provided that such disclosure is made in compliance with all Applicable Laws; (e) such disclosure is necessary in order to enforce its rights under the Agreement pursuant to Section 16.5; or (f) such disclosure is necessary for Arvinas to comply with its obligations under any Upstream Licenses. 11.4 SEC Filings and Other Disclosures. Subject to the terms of this Section 11.4, either Party may disclose the terms of this Agreement and make any other public written disclosure regarding the existence of, or performance under, this Agreement, to the extent required, in the reasonable opinion of such Party’s legal counsel, to comply with (a) Applicable Laws, including the rules and regulations promulgated by the United States Securities and Exchange Commission or (b) any equivalent Governmental Authority, securities exchange or securities regulator in any country in the Territory. Prior to disclosing this Agreement or any of the terms hereof pursuant to this Section 11.4, [**]. [**]. [**]. [**]. 11.5 Return of Confidential Information. Upon early termination of this Agreement for any reason, each Party shall, and shall require its Affiliates, subcontractors, and Sublicensees (except to the extent the applicable sublicense agreement survives termination of the Agreement as set forth in Section 12.3(a)(i)) to, immediately return to the other Party or destroy (at the Receiving Party’s discretion) all tangible items bearing or containing any Confidential Information disclosed by the other Party or any of its Affiliates, except for one (1) copy which may be retained in its confidential files for archive or compliance purposes. Each Party and its Affiliates will also be permitted to retain such additional copies of or any computer records or files containing the other Party’s or any of its Affiliates’ Confidential Information that have been created solely by automatic archiving and back-up procedures, [**]. All such retained Confidential Information shall continue to be subject to the terms of this Agreement. 11.6 Publications. (a) Except as otherwise provided in this Section 11.6, [**]. (b) Subject to Section 11.3 and Section 11.4, upon the prior written consent of Novartis (not to be unreasonably withheld, conditioned or delayed), Arvinas may make Publications solely in connection with the Arvinas Clinical Trials prior to Completion of the Arvinas Clinical Trials Transfer; provided, that (i) such publication or disclosure does not contain any Novartis Confidential Information, and (ii) in connection with seeking such consent, Arvinas provides Novartis with the opportunity to review and comment on any proposed Publication at least [**] before its intended submission for publication and shall consider in good faith reasonable comments from Novartis.

54 (c) Subject to Section 11.3 and Section 11.4, Novartis or any of its Affiliates shall have the right to (i) make Publications or other public announcements as it deems appropriate in connection with the Development, Manufacture, Commercialization or other Exploitation of Licensed Products under this Agreement and (ii) publish or have published information about Clinical Trials related to the Licensed Products, including the results of such Clinical Trials, [**]; [**] that (A) Novartis shall remove any of Arvinas’ Confidential Information from such disclosure and (B) prior to the [**] following Completion of the Arvinas Clinical Trials Transfer, [**] before its intended submission for publication and shall consider in good faith reasonable comments from Arvinas. 11.7 Publicity. (a) Press Releases or Other Public Statements. Except as permitted by Section 11.4 or Section 11.6, [**], disclosing the existence of this Agreement, [**]. Notwithstanding the previous sentence: (i) each Party may, following the Effective Date, issue a press release in the form set forth in [**] and (ii) Novartis (either by itself or via one of its Affiliates) may issue press releases and other public statements as it deems appropriate in connection with the Development, Commercialization and other Exploitation of Licensed Products under this Agreement, provided that [**]. Either Party may issue additional press releases or public statements without the consent of the other Party where such press release or public statement only discloses the same information that has previously been the subject of a press release or public statement that has been consented to by the other Party; provided that such Party shall notify the other Party of its intention to issue such press release or public statement (and provide the content of such press release or public statement) prior to the issue of such press release or public statement. (b) Use of Names and Trademarks. Subject to Section 11.4, neither Party shall use the name, symbol, trademark, trade name or logo of the other Party or any of its Affiliates in any press release, publication or other form of public disclosure without the prior written consent of the other Party (such consent not to be unreasonably withheld, conditioned or delayed), except for those disclosures for which consent has already been obtained. Notwithstanding the foregoing, Novartis shall be entitled to use the name of Arvinas to the extent necessary or reasonably useful in connection with sublicensing and subcontracting transactions relating to the Exploitation of Licensed Products. ARTICLE 12 TERM AND TERMINATION 12.1 Term. Subject to Article 15, the term of this Agreement shall commence upon the Effective Date and continue in full force and effect, on a Licensed Product-by-Licensed Product and country-by-country basis, until the expiration of the Royalty Term for such Licensed Product in such country, unless earlier terminated as permitted by this Agreement (the “Term”). 12.2 Termination. (a) Termination by Novartis for Convenience. Novartis may terminate this Agreement for any reason or no reason at any time in its entirety or on a Licensed Product-by-

55 Licensed Product basis or, to the extent within the Territory, Region-by-Region basis, on [**] prior written notice to Arvinas. (b) Termination by Novartis for Safety or Regulatory Issue. Novartis may terminate this Agreement, in its entirety or on a Licensed Product-by-Licensed Product basis, upon [**] prior written notice to Arvinas where a Material Safety Issue or Material Regulatory Event has occurred [**], which notice describes in reasonable detail the Material Safety Issue or Material Regulatory Event. (c) Termination for Material Breach. If either Novartis or Arvinas is in material breach of this Agreement, the non-breaching Party may give written notice to the breaching Party specifying the claimed particulars of such breach, and in the event such material breach is not cured within [**] after the breaching Party’s receipt of such notice, the non-breaching Party shall have the right thereafter to terminate this Agreement immediately by giving written notice to the breaching Party to such effect; provided, however, that [**]. In the event that a dispute resolution process is commenced in accordance with Section 16.5 with respect to any alleged breach hereunder, no purported termination of this Agreement pursuant to this Section 12.2(c) shall take effect until the resolution of such process in favor of the non-breaching Party. Any termination by a Party under this Section 12.2(c) and the effects of termination provided herein shall be without prejudice to any other rights or remedies of such Party, including the right to recover Losses or other legal or equitable remedies to which it may be entitled. (d) Termination for Insolvency. To the extent permitted by Applicable Laws, either Party may terminate this Agreement in its entirety, immediately by giving written notice to the other Party (such other Party referred to herein as the “Debtor”) to such effect upon (i) the filing or institution of bankruptcy, reorganization, liquidation or receivership proceedings, including such proceedings commenced by the Debtor seeking to have an order for relief entered with respect to the Debtor, seeking to adjudicate the Debtor as bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to the Debtor or its debts, (ii) the appointment of a receiver, trustee, custodian, conservator or other similar official over all or substantially all property of the Debtor, (iii) an assignment of a substantial portion of the assets for the benefit of creditors by the Debtor, or (iv) the Debtor taking any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the matters set forth in sub-clauses (i), (ii), or (iii) (each of the events or occurrences described in sub-clauses (i) through (iv), an “Insolvency Event”); provided, that, in the case of any involuntary bankruptcy proceeding, such right to terminate will only become effective if the Debtor consents to the involuntary bankruptcy or such proceeding is not dismissed within [**]. (e) [**]. Without prejudice to any other remedies available to it at law or in equity (including for any breach of the terms hereof), if [**], then, within the earlier of [**] or [**], [**], provided that, [**] if [**]. [**].

56 12.3 Effects of Termination. (a) Termination Generally. Upon termination of this Agreement in accordance with Section 12.2, then, with respect to the terminated Licensed Product or Region (or with respect to all Licensed Products and all Regions if terminated in its entirety): (i) (A) All licenses and other rights granted by Arvinas to Novartis or its Affiliates under this Agreement shall terminate; and (B) if a sublicense is granted by Novartis or its Affiliates to a Sublicensee to Develop and Commercialize a Licensed Product in any jurisdiction, then, at such Sublicensee’s request (which request shall be in writing and provided to Arvinas prior to the effective date of termination), such sublicense will survive such termination; provided that the Sublicensee is not in material breach of any of its obligations under such sublicense and, at the request of the Sublicensee, Arvinas shall enter into a direct license with the Sublicensee on substantially the same terms as the sublicense; provided that Arvinas shall not be required to undertake obligations in addition to those required by this Agreement and Arvinas’ rights under such direct license shall be consistent with its rights under this Agreement; and (C) all Licensed Products with respect to which this Agreement is terminated shall become “Terminated Products” and any Region with respect to which this Agreement is terminated will be referred to herein as a “Terminated Region”; (ii) The terms of Article 10 (other than Section 10.1 and Section 10.2) shall terminate with respect to the Licensed Patents and Joint Patents, and Arvinas shall, at its expense, have the right to assume all prosecution, maintenance and enforcement activities with respect to the Licensed Patents and Joint Patents for which Novartis has assumed the obligation to prosecute, maintain or enforce pursuant to Article 10, and Novartis shall cooperate and provide reasonable assistance to Arvinas in connection with the transfer of such prosecution, maintenance and enforcement activities to Arvinas; (iii) Novartis shall return and assign to Arvinas [**], and unless otherwise assigned by Novartis to Arvinas pursuant to Section 12.3(b)(iii), Novartis will, in its reasonable discretion, [**] (iv) Except as set forth in Section 12.3, Section 12.7 and Section 12.8, the rights and obligations of the Parties hereunder shall terminate as of the effective date of such termination with respect to the Terminated Product. (b) Termination by Arvinas [**] or by Novartis [**]. Upon termination of this Agreement with respect to a Terminated Product by Arvinas pursuant to [**], or by Novartis pursuant to [**] then, with respect to the terminated Licensed Product or Region (or with respect to all Licensed Products and all Regions if terminated in its entirety): (i) Novartis will and hereby does grant [**] as of the effective date of such termination [**]. The Parties shall negotiate in good faith [**], in the event this Agreement is terminated by Novartis pursuant to Section 12.2(b) [**]. If the Parties cannot agree on such financial terms within a period of [**] of the effective date of termination, then such dispute shall be referred to the Executive Officers of the Parties for resolution. If the Executive Officers do not fully resolve such dispute within [**] of the dispute being referred to them then such financial

57 compensation shall be decided by baseball arbitration pursuant to the terms set forth on [**]. For the purpose of this Section 12.3(b)(i), Novartis Reversion Technology shall not include any [**]; (ii) Arvinas shall have the right to purchase from Novartis inventory of any Reversion Product [**] after termination, and if Arvinas does not purchase any such inventory, Novartis will have the right to sell or otherwise dispose such inventory on hand at the time of such termination or in the process of Manufacturing for a period of [**]following the effective date of termination, subject to the payments to Arvinas applicable to such Reversion Product (as if such Reversion Product remained a Licensed Product) under Article 9; (iii) Promptly following the effective date of termination, Novartis shall, to the extent permitted by Applicable Law, transfer and assign to Arvinas all of its right, title and interest in and to (A) all Data and (B) U.S. and foreign regulatory submissions and Regulatory Approvals [**]; (iv) Promptly following the effective date of termination, Novartis shall transfer and assign to Arvinas all of Novartis’ and its Affiliates’ [**] owned by Novartis and used solely in connection with the [**], in exchange for a payment to Novartis in an amount equal to [**]; (v) If, at the time of such termination, Novartis (or its Affiliate or Sublicensee) is conducting any Clinical Trials [**], then, at Novartis’ election on a trial-by-trial and site-by-site basis: (A) to the extent agreed by Arvinas, Novartis shall transfer the conduct of all such Clinical Trials at such sites to Arvinas and, in each such case, Arvinas shall assume any and all liability for such Clinical Trials at such sites after the effective date of such termination; or (B) with respect to any Clinical Trials which are not assumed by Arvinas under clause (A), Novartis (or its Affiliates or Sublicensees) shall, at their expense, continue to conduct, or wind down, such Clinical Trials, as determined by Novartis in its sole discretion provided that Novartis shall comply with all Applicable Law and take into consideration the welfare of patients in winding down such Clinical Trials; (vi) Upon Arvinas’s reasonable request, Novartis agrees to discuss in good faith and facilitate an introduction with the applicable Third Parties for Arvinas with respect to any agreements between Novartis or any of its Affiliates and Third Parties that relate to the Development, Manufacture or Commercialization of any Reversion Product (including any Third Party licenses or sublicenses), to the extent Arvinas does not have a pre-existing relationship with the applicable Third Parties; and (vii) Each Party will execute all documents as may be reasonably requested by the other Party in order to give effect to this Section 12.3(b)(vii). 12.4 Rights in Insolvency. The Parties agree that this Agreement constitutes an executory contract under Section 365 of the Code for the license of “intellectual property” as defined under Section 101 of the Code and constitutes a license of “intellectual property” for purposes of any similar laws in any other country in the Territory. The Parties further agree that Novartis, as licensee of such rights under this Agreement, will retain and may fully exercise all of its protections, rights and elections under the Code, including under Section 365(n) of the Code,

58 and any similar laws in any other country in the Territory. The Parties further agree that, in the event a case under the Code is commenced by or against Arvinas or any of its Affiliates or under any similar laws in any other country in the Territory, Novartis will be entitled to a complete duplicate of (or complete access to, as appropriate) any such intellectual property and all embodiments of such intellectual property, and the same, if not already in its possession, will be promptly delivered to it: (a) upon any such commencement of a case under the Code, upon written request therefor by Novartis, unless and until this Agreement is rejected by or on behalf of Arvinas; or (b) if not delivered under sub-clause (i), upon written request therefor by Novartis following both (x) the rejection of this Agreement by or on behalf of Arvinas, and (b) Novartis’ election to retain its rights hereunder as provided in Section 365(n) of the Code. All rights, powers and remedies of Novartis provided for in this Section 12.4 shall be in addition to and not in substitution for any and all other rights, powers and remedies now or hereafter existing at law or in equity (including under the Code and any similar laws in any other country in the Territory). In the event of an Insolvency Event in relation to Arvinas, Novartis, in addition to the rights, power and remedies expressly provided herein, shall be entitled to exercise all other such rights and powers and resort to all other such remedies as may now or hereafter exist at law or in equity (including under the Code). The Parties agree that they intend the following Novartis rights to extend to the maximum extent permitted by law, including for purposes of the Code: (i) the right of access to any intellectual property (including all embodiments thereof) of Arvinas, or any Third Party with whom Arvinas contracts to perform an obligation of Arvinas under this Agreement which is reasonably necessary or useful for the Exploitation of Licensed Products in the Territory; (ii) the right to contract directly with any Third Party described in sub-clause (i) to complete the contracted work; and (iii) the right to cure any breach of or default under any such agreement with a Third Party and [**]. 12.5 Novartis Special Remedy. In the event that Novartis would have the right to terminate this Agreement under [**], then in lieu of exercising such termination right and upon Novartis’ written notice (which shall be deemed effective as of the date on which such termination would have taken place): [**]. 12.6 Arvinas Special Remedy for Patent Challenge. If Novartis, its Affiliates or Sublicensees, [**] (each case of (a) and (b), a “Patent Challenge”) in a given country (“Challenge Country”), [**] the applicable rate on the [**]; provided, however, that Arvinas will not have the right to [**] if: [**]. 12.7 Survival. Expiration or termination of this Agreement shall not relieve the Parties of any obligation accruing prior to such expiration or termination. Without limiting the foregoing, the following provisions shall survive the expiration or termination of this Agreement: Article 1 (to the extent necessary to interpret other surviving sections), Section 2.1(d), Section 2.2, Sections 2.4(a)(i), 2.4(b) and 2.4(c) (solely with respect to [**], Sections 9.2 through 9.4 (with respect to any payment obligations accrued prior to the effective date of termination or expiration or thereafter in accordance with this Article 12), the penultimate sentence of Section 9.3(b), Sections 9.6 through 9.10 (with respect to any payment obligations accrued prior to the effective date of termination or expiration or thereafter in accordance with this Article 12), Sections 9.11 and 9.12, Sections 10.1(a) and 10.2, Sections 11.1 through 11.5 (for the duration specified in the last sentence of Section 11.1), Section 11.7, Section 12.3 (in the event of termination, but not expiration of this

59 Agreement), this Section 12.7, Section 12.8, Section 13.6, Article 14 (excluding Section 14.5) and Article 16. 12.8 Termination Not Sole Remedy. Termination is not the sole remedy under this Agreement and, whether or not termination is effected and notwithstanding anything contained in this Agreement to the contrary, all other remedies shall remain available except as agreed to otherwise herein. ARTICLE 13 REPRESENTATIONS AND WARRANTIES; COVENANTS 13.1 Mutual Representations and Warranties. Each Party represents and warrants to the other Party as of the Execution Date that: (a) such Party is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized; (b) such Party: (i) has the requisite power and authority and the legal right to enter into this Agreement and to perform its obligations hereunder, and (ii) has taken all requisite action on its part to authorize the execution and delivery of this Agreement and the performance of its obligations hereunder; (c) this Agreement has been duly executed on behalf of such Party and is a legal, valid and binding obligation on such Party, enforceable against such Party in accordance with its terms, except to the extent that enforcement of the rights and remedies created hereby is subject to (i) bankruptcy, insolvency, reorganization, moratorium and other similar laws of general application affecting the rights and remedies of creditors, or (ii) laws governing specific performance, injunctive relief and other equitable remedies; (d) all necessary consents, approvals and authorizations of all Governmental Authorities and other Persons required to be obtained by such Party in connection with the execution and delivery of this Agreement, the transactions contemplated by this Agreement, or the performance by such Party of its obligations under this Agreement have been obtained, except (i) in each case, to the extent required to conduct Clinical Trials or to seek or obtain Regulatory Approvals or other applicable Regulatory Materials and (ii) as set forth in Article 15; (e) the execution and delivery of this Agreement and the performance of such Party’s obligations hereunder: (i) do not conflict with or violate any requirement of Applicable Laws, (ii) do not conflict with, or constitute a breach or default under, any contractual obligation of such Party, and (iii) do not conflict with or result in a breach of any provision of the organizational documents of such Party; and (f) (i) neither such Party nor, to the Knowledge of such Party, any employee, agent or subcontractor of such Party involved or to be involved in the Development of the Licensed Products has been debarred under Subsection (a) or (b) of Section 306 of the Act (each, a “Debarred Person”); (ii) no Debarred Person who is known by such Party to have been debarred under Subsection (a) or (b) of Section 306 of the Act will be employed by such Party in the performance of any activities hereunder; and (iii) to the Knowledge of such Party, no Debarred

60 Person on any of the FDA clinical investigator enforcement lists (including the (1) Disqualified/Totally Restricted List, (2) Restricted List and (3) Adequate Assurances List) will participate in the performance of any activities hereunder. 13.2 Additional Representations and Warranties by Arvinas. Arvinas represents and warrants to Novartis as of the Execution Date that: (a) Arvinas has the full right, power and authority (i) to grant the licenses to Novartis under the Licensed Technology as purported to be granted pursuant to this Agreement and (ii) to perform its obligations under this Agreement (and, for clarity, the foregoing in each clause ((i) or (ii)), shall not be deemed to be representations and warranties regarding any non- infringement of Third Party intellectual property rights, which shall be set forth in Section 13.2(p)); (b) Arvinas has not granted any license or other interest to any Third Party under the Licensed Technology that is inconsistent with the licenses granted to Novartis hereunder (and for clarity, any program to be wound down or third party agreements to be terminated by Arvinas in accordance with the express terms of this Agreement shall not be deemed to be inconsistent with the licenses granted to Novartis hereunder); (c) no Third Party has any right, title or interest in or to, or any license under, any Licensed Technology, in each case, granted by Arvinas or its Affiliates that conflicts with the rights granted to Novartis hereunder (and for clarity, any program to be wound down or third party agreements to be terminated by Arvinas or assigned to Novartis, in each case, in accordance with the express terms of this Agreement shall not be deemed to be inconsistent with the licenses granted to Novartis hereunder); (d) other than as set forth in the Existing Upstream License, neither Arvinas nor any of its Affiliates is party to any license agreement with a Third Party pursuant to which Arvinas or any of its Affiliates is obligated to pay any amount to a Third Party for the practice of any intellectual property rights owned or controlled by such Third Party with respect to Arvinas’ or its Affiliates’ Exploitation of ARV-766 in the Field pursuant to the Agreement; (e) Arvinas is the sole and exclusive owner or exclusive licensee of the Licensed Patents listed on [**]; (f) (i) the Existing Upstream License is set forth on [**]; (ii) the licenses granted to Arvinas under the Existing Upstream License are in full force and effect; (iii) Arvinas has not received any written notice, and is not aware, of any breach by any party to the Existing Upstream License; (iv) Arvinas has complied, and will comply, in all material respects with the terms under the Existing Upstream License and (v) Arvinas’ performance of its obligations under this Agreement does not breach or otherwise violate any of Arvinas’ or its Affiliates’ obligations under the Existing Upstream License or the licenses granted to Arvinas thereunder, in each case, in any material respect; (g) a true, correct and complete copy of the Existing Upstream License has been provided to Novartis;

61 (h) (i) [**] sets forth a true, complete and correct list of at least and no less than all Patents Rights Controlled by Arvinas or any its Affiliates that constitute Licensed Technology; (ii) except for expired provisional patent applications and PCT patent applications that have entered the national phase, each such Patent Right is in full force and effect; (iii) Arvinas or its Affiliate, as applicable, has timely paid all filing and renewal fees due prior to the Execution Date with respect to any Licensed Patents owned or otherwise prosecuted by Arvinas and to Arvinas’ Knowledge, all other filing and renewal fees due prior to the Execution Date with respect to any Licensed Patents have been paid; and (iv) Arvinas or its Affiliate, as applicable, has complied with the duty of candor and duty of disclosure obligations in each applicable jurisdiction with respect to the Licensed Patents owned or otherwise prosecuted by Arvinas; (i) there are no judgments, orders, decrees, or settlements against or owed by Arvinas or any of its Affiliates, and there are no actual, pending, or, to Arvinas’ Knowledge, alleged or threatened in writing, adverse actions, demands, arbitrations, suits, proceedings, or other claims against Arvinas or any of its Affiliates, in each case, involving the Licensed Technology or the transactions contemplated by this Agreement; (j) there is no pending action by a Third Party that challenges the inventorship, ownership, scope, validity or enforceability, or Arvinas’ or any of its Affiliates’ rights in or to, of any Licensed Patents owned by Arvinas, or, to the Knowledge of Arvinas, otherwise licensed to Arvinas; (k) Arvinas’ and its Affiliate’s right, title and interest to the Licensed Technology is free of any lien, security interest or other encumbrance other than licenses entered into in the ordinary course of business in connection with Development of a Licensed Compound or Licensed Product; (l) (i) with respect to Licensed Patents owned by Arvinas or its Affiliates, the inventorship of the Licensed Patents is properly identified on each issued patent or patent application in the Licensed Patents, and (ii) with respect to all other Licensed Patents, to Arvinas’ Knowledge, the inventorship of the Licensed Patents is properly identified on each issued patent or patent application in the Licensed Patents; (m) (i) Arvinas and its Affiliates have obtained assignments from the inventors of any Licensed Patents and material Licensed Know-How owned by Arvinas or such Affiliate at the time of invention of all inventorship rights to such Licensed Technology, and, to Arvinas’ Knowledge, all such assignments are valid and enforceable, and (ii) to Arvinas’ Knowledge, Arvinas and its Affiliates or licensors have obtained assignments from the inventors of any other Licensed Patents and material Licensed Know-How at the time of invention of all inventorship rights to such Licensed Technology, and all such assignments are valid and enforceable; (n) Arvinas has signed (or if not, will sign prior to engaging such person) written agreements with all persons employed by Arvinas or any of its Affiliates who will conduct activities under this Agreement consistent with Section 10.1(c); (o) Arvinas and its Affiliates have made any and all payments owing by Arvinas or any of its Affiliates to any inventor of any Licensed Technology owned by Arvinas or such

62 Affiliate that is required in connection with the creation or exploitation of or transfer of rights to such Licensed Technology; (p) (i) to Arvinas’ Knowledge (and determined without giving effect to any safe harbor, research exemption, government or executive declaration of urgent public health need, or similar right available in law or equity), the Development, Manufacture or Commercialization of ARV-766 does not infringe or misappropriate the intellectual property rights of any Third Party and (ii) Arvinas has not received any written notice (or, to Arvinas’ Knowledge, any other notice) from any Third Party asserting or alleging such infringement or misappropriation; (q) to Arvinas’ Knowledge, no Third Party is infringing or misappropriating any Licensed Technology; (r) to Arvinas’ Knowledge, except for Licensed Technology in-licensed under [**], no Licensed Technology is subject to any funding agreement with or obligation to any Governmental Authority; (s) Arvinas or its Affiliates are the sole owners of all the Regulatory Materials for the Licensed Compounds and Licensed Products existing as of the Execution Date; (t) Arvinas and its Affiliates have (i) prepared, maintained and retained all Regulatory Materials for Licensed Compounds and Licensed Products existing as of the Execution Date pursuant to and in accordance with all Applicable Laws in all material respects and not made any false or misleading statements regarding such Regulatory Materials; (ii) conducted, and has used reasonable efforts to cause its consultants and subcontractors to conduct, all studies, tests and pre-clinical studies of the Licensed Products conducted prior to, or being conducted on, the Execution Date in accordance with the applicable experimental protocols, procedures and controls pursuant to generally accepted, professional scientific and ethical standards and Applicable Laws, in each case, in all material respects; and (iii) made available to Novartis true, correct and complete copies or originals of all material information relating to the Development, Manufacture and Commercialization of the Licensed Products as conducted by or on behalf of Arvinas to date, including copies of the following (to the extent there are any): Adverse Event reports, final clinical study reports, material study data, Regulatory Authority inspection reports, notices of adverse findings, warning letters and other material correspondence with Regulatory Authorities; (u) there is no pending action or, to Arvinas’ Knowledge, action threatened by any relevant Governmental Authority to place a clinical hold order on, or otherwise, threaten or terminate or suspend, any Development activities, including any Clinical Trials; (v) (i) Arvinas and its Affiliates have been, and all activities related to the Development of ARV-766 have been conducted, in material compliance with all Applicable Laws; and (ii) Arvinas owns all approvals from Governmental Authorities necessary for its activities related to the Licensed Products conducted prior to the Execution Date; (w) all interactions by Arvinas or any of its Affiliates with hospitals, doctors, health care providers and key opinion leaders have been conducted in material compliance with Applicable Laws, and the terms and conditions of any contractual or other business relationships,

63 including the provision of compensation or other consideration, between Arvinas or its Affiliates and such entities, groups and individuals are in material compliance with Applicable Laws; (x) all Materials and Personal Data collected, processed or disclosed from clinical trial subjects for ARV-766 have been and are being collected, processed or disclosed in material compliance with Applicable Laws and Arvinas has secured all required patient consents for the collection, processing and disclosure of such Materials or Personal Data; and (y) all information provided by Arvinas during pre-contractual due diligence in connection with the negotiation of this Agreement, including all information provided in response to due diligence requests, is complete, truthful and accurate in all material respects. 13.3 Additional Covenants of Arvinas. During the Term: (a) Arvinas shall not, and shall cause its Affiliates not to: (i) grant any license or other interest to any Third Party under the Licensed Technology that is inconsistent with the licenses granted to Novartis hereunder; (ii) sell, assign, convey or otherwise transfer any of its right, title or interest in or to any Licensed Technology to any Third Party; (iii) except pursuant to subcontracting agreements entered into under Section 4.1(b) or as mutually agreed by the Parties, grant to any Third Party any rights to any Licensed Products; or (iv) incur or permit to incur any lien, security interest or other encumbrance, on the Licensed Technology, in each case, in a manner that would conflict with or reduce the rights of Novartis under the licenses granted to Novartis hereunder; (b) Arvinas shall make any and all payments owing by Arvinas or any of its Affiliates to any inventor of any Licensed Technology owned by Arvinas or such Affiliate that is required in connection with the creation or exploitation of or transfer of rights to such Licensed Technology; (c) Arvinas shall update [**] from time to time to reflect additional Patent Rights that become Licensed Patents during the Term; (d) Arvinas shall not, and shall cause its Affiliates not to, seek to [**]; (e) Arvinas shall not, and shall cause its Affiliates not to, modify, amend, terminate, or waive any right or obligation under any Upstream License, in each case, in a manner that would adversely affect in any material respect Novartis’ rights or interests under this Agreement or impose additional material obligations on Novartis without Novartis’ prior written consent, not to be unreasonably withheld, conditioned, or delayed; (f) Arvinas shall not, and shall cause its Affiliates not to, breach any covenant, agreement or obligation under any Upstream License in a manner that would reasonably be expected to give the counterparty to any such agreement the right to terminate or otherwise alter (in a manner adverse to Novartis or any of its Affiliates or their respective Sublicensees in any material respect) Arvinas’ rights or obligations under such Upstream License or otherwise diminish the scope or exclusivity of the sublicenses granted to Novartis under applicable Licensed Technology;

64 (g) (i) in the event that Arvinas or any of its Affiliates receives notice of an alleged breach by Arvinas or any of its Affiliates under the Upstream License, then Arvinas shall promptly, but in no event more than [**] thereafter, provide written notice thereof to Novartis and if Arvinas fails to provide Novartis with evidence of cure of such breach at [**] prior to the expiration of the applicable cure period, Novartis shall have the right (but not the obligation) to (A) either cure such alleged breach or enter into a direct license with such counterparty, provided, that prior to taking any action to cure such breach, [**]; and (ii) in the event that Arvinas or any of its Affiliates receives notice of any breach by the other party of the applicable Upstream License in a manner that will or is likely to materially adversely affect Novartis’ rights or obligations under this Agreement, then Arvinas shall promptly, but in no event more than [**] thereafter, provide written notice thereof to Novartis and use [**] to take such actions as reasonably requested by Novartis to enforce such Upstream License. Without limiting the foregoing, in the event an Upstream License terminates during the Term for reasons other than Novartis’ or its Affiliates’ or Sublicensees’ breach of its obligation under this Agreement, then, to the extent permitted by such Upstream License, any sublicense(s) granted from Arvinas to Novartis under any such Upstream License hereunder shall survive and any amounts that Novartis shall pay to such Third Party under such sublicense(s) for activities performed in accordance with this Agreement may be offset against any and all amounts otherwise payable by Novartis to Arvinas hereunder until fully offset; (h) Arvinas shall, upon Novartis’ written request, to the extent reasonable and practicable, negotiate in good faith regarding the entry into an agreement (or amendment of this Agreement) on commercially reasonable terms, consistent with the terms of this Agreement and the applicable Excluded Upstream License(s), pursuant to which Arvinas would grant to Novartis a sublicense, under its in-licensed rights under one (1) or more of the Excluded Upstream Licenses, to Exploit the Licensed Compounds and Licensed Products in the Field in the Territory, or facilitate the entry by Novartis into a direct license with the Third Party licensor(s) under such Excluded Upstream License(s); (i) Promptly following the Effective Date, Arvinas shall use Commercially Reasonable Efforts to amend the provisions in the Existing Upstream License indicated in [**] and keep Novartis reasonably updated (including by providing a copy of any such amendment) as to the status of such efforts; and (j) If Arvinas becomes aware that it or any of its or its Affiliates’ employees or agents performing under this Agreement is the subject of any investigation or proceeding that reasonably could lead to Arvinas becoming a Debarred Person, Arvinas shall promptly notify Novartis thereof. 13.4 Novartis Standards and Policies. (a) Novartis has put in place a Third Party risk management framework that is aimed at promoting the societal and environmental values of the United Nations Global Compact with specific Third Parties that Novartis deals with (the “Third Party Code”). Arvinas, on behalf of its Affiliates and (sub)licensees (collectively, the “Arvinas Parties”), agree that, during [**], Arvinas shall cause the Arvinas Parties to: [**]. Arvinas warrants that, to Arvinas’ Knowledge, the information that will be provided in any questionnaire for Third Parties completed by or on behalf of the Arvinas Parties is accurate and complete. Arvinas shall inform Novartis in writing

65 (through a Committee or otherwise) of any material change to the information provided in a questionnaire for Third Parties. For clarity, this Section 13.4(a) shall apply to the Arvinas Parties only, and not to any subcontractor engaged by Arvinas or the Arvinas Parties in accordance with the terms of this Agreement; (b) In exercising its rights and performing its obligations under this Agreement, each Party will (and will ensure that their employees, directors, officers, subcontractors, (sub)licensees (including Sublicensees) and agents will) (i) not promise, offer, pay, cause to pay, accept payment, induce payment or take any action that could be considered a bribe; (ii) comply with all Applicable Laws including those related to bribery and corruption (such as the U.S. Foreign Corrupt Practices Act and UK Bribery Act); (iii) comply with industry standards; (iv) comply with all policies and guidelines (and any updates to the same) referenced or included in this Agreement; and (v) ensure they have an appropriate (with respect to its size, scope of operations and nature of business activities) and effective ethics, risk and compliance organization and systems/policies in place designed to promote ethical business practices; and ensure that its employees, directors, officers, subcontractors and agents (including approved contractors) engaged in performing the activities set forth in this Agreement comply with all provisions on anti- bribery at its own expense (subject to Section 13.4(c) with respect to Arvinas or the Arvinas Parties); (c) Subject to Novartis requesting otherwise, the Arvinas Parties will be responsible for training all of its employees, directors, officers, subcontractors and agents (including approved contractors) engaged in performing the activities set forth in this Agreement on anti-bribery (“AB Training”) [**], in accordance with Arvinas’ then-current policies and procedures. Such training shall include at a minimum the provisions of the Applicable Laws related to bribery and corruption and shall take place prior to the performance of services for Novartis. The Arvinas Parties will ensure that the AB Training is performed for any new employees, directors, officers, subcontractors and agents (including approved contractors) that the Arvinas Parties later wishes to engage to provide the licenses or other rights granted hereunder to Novartis. The Arvinas Parties will ensure that all AB Training is delivered by an appropriately qualified trainer and with training materials which meet the requirements of this Section 13.4(c). Novartis shall be entitled, upon request, to require the Arvinas Parties procure that their employees, directors, officers, subcontractors and agents to carry out the AB Training online, via a training module made available by Novartis (or its contractors or agents). If a Arvinas Party receives any such request, it hereby agrees to fully cooperate with Novartis (at Novartis’ own expense) to enable such AB Training to be carried out. In the case of the Arvinas Parties engaging a subcontractor in accordance with the terms of this Agreement, the Arvinas Parties shall remain directly responsible for ensuring compliance with the above training obligations; (d) In certain cases, Novartis may request the Arvinas Parties to undertake an online Code of Conduct module developed by Novartis (“CoC Module”). The Arvinas Parties will (at its own expense) fully cooperate with Novartis in completing the CoC Module. During any pre-contract or post-contract signature due diligence performed by or on behalf of Novartis, Novartis may identify gaps in any Arvinas Party’s anti-bribery compliance program (“AB Compliance Process Gaps”). Where such AB Compliance Process Gaps are identified, Novartis may request that such Arvinas Party put forward a remediation plan to address such AB Compliance Process Gaps; and

66 (e) The Arvinas Parties will, where requested by Novartis, for each Reporting Period, deliver (or have an Affiliate acting for and on its behalf deliver) to Novartis a duly completed annual compliance confirmation in substantially the form attached at [**] or any materially equivalent updated form notified to Arvinas Parties from time to time by Novartis (each, an “Annual Compliance Confirmation”). Novartis may, at its option, instruct its personnel to collect each Annual Compliance Confirmation on its behalf, and the Arvinas Parties will cooperate (and procure that any Affiliate acting on its behalf in respect of the Annual Compliance Confirmation cooperates) with any such personnel for such purpose. Where the Arvinas Parties have multiple non-expired contractual agreements with Novartis or its Affiliates which include the requirement to provide an Annual Compliance Confirmation, the Arvinas Parties may provide an Annual Compliance Confirmation covering more than one existing agreement. Unless otherwise directed by Novartis, the Annual Compliance Confirmation shall be delivered within [**] of the end of the relevant Reporting Period. For the purposes of this Section 13.4(e) only, reference to “Reporting Period” is a reference in each case to a [**], the first reporting period commencing on the date specified by Novartis in the Annual Compliance Confirmation request (but no earlier than the Effective Date) and each subsequent reporting period commencing on the anniversary of the first reporting period. For clarity, this Section 13.4(e) applies to the Arvinas Parties only, and not to any subcontractor engaged by it in accordance with the terms of this Agreement; provided that the Annual Compliance Confirmation of the Arvinas Parties shall cover the performance of obligations of the Arvinas Parties and their employees, directors, officers, subcontractors and agents. 13.5 Additional Representations, Warranties and Covenants of Novartis. Novartis represents and warrants to Arvinas as of the Execution Date that: (a) except as otherwise set forth in Section 12.3 with respect to Reversion Products, to Novartis’ Knowledge, the performance of any obligations by Arvinas contemplated under this Agreement does not require any license to any Novartis Technology; (b) no claim or demand of any Person has been asserted in writing to Novartis arising out of, and no investigations are pending or, to Novartis’ Knowledge, threatened with respect to, Novartis’s development, regulatory or commercialization activities, in each case that would reasonably be expected to adversely affect Novartis’ ability to perform any of its obligations under this Agreement; and (c) to Novartis’ Knowledge, there are no Patent Rights, Know-How or other intellectual property rights owned or otherwise Controlled by a Third Party, that, if licensed or acquired for use with a Licensed Product by Novartis or its Affiliate, would give rise to the right by Novartis to deduct amounts paid by Novartis or its Affiliate to such Third Party from the royalties due to Arvinas hereunder in accordance with Section 9.3(d)(iv). 13.6 No Other Warranties. EXCEPT AS EXPRESSLY STATED IN THIS ARTICLE 13, (A) NO REPRESENTATION, CONDITION OR WARRANTY WHATSOEVER IS MADE OR GIVEN BY OR ON BEHALF OF NOVARTIS OR ARVINAS; AND (B) ALL OTHER REPRESENTATIONS, CONDITIONS AND WARRANTIES WHETHER ARISING BY OPERATION OF LAW OR OTHERWISE ARE HEREBY EXPRESSLY EXCLUDED, INCLUDING ANY REPRESENTATIONS, CONDITIONS AND WARRANTIES OF

67 MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR NON- INFRINGEMENT. Each Partys understands that the Licensed Products are the subject of ongoing research and development and that neither Party can assure the safety, effectiveness, Regulatory Approval or commercial success of any Licensed Product. ARTICLE 14 INDEMNIFICATION; LIABILITY; INSURANCE 14.1 Indemnification by Arvinas. Arvinas shall indemnify, defend and hold harmless Novartis and its Affiliates and Sublicensees, and each of their respective trustees, directors, officers, employees, consultants and agents (collectively, “Novartis Indemnitees”), from and against all Losses arising out of any Claim brought against any of them to the extent arising or resulting from: (a) the breach of any representation, warranty or covenant by Arvinas under this Agreement (including in Section 6.4(b)); (b) the negligence or intentional misconduct of any Arvinas Indemnitees (other than the Upstream Licensors and their respective directors, officers, employees, consultants and agents); or (c) the Exploitation of Licensed Compounds and Licensed Products (including any Reversion Product), including all Arvinas Clinical Trial Activities, whether before the Effective Date, during the Term or after the Term, by or on behalf of Arvinas or its Affiliates or sublicensees; except, in each case, to the extent caused by the negligence or intentional misconduct of any Novartis Indemnitee, a breach by Novartis of any of its representations, warranties or covenants set forth in this Agreement or the Exploitation of Licensed Compounds or Licensed Products by or on behalf of Novartis or its Affiliates or Sublicensees. 14.2 Indemnification by Novartis. Novartis shall indemnify, defend and hold harmless Arvinas and its Affiliates and each of their respective trustees, directors, officers, employees, consultants and agents (collectively, “Arvinas Indemnitees”), from and against all Losses arising out of any Claim brought against any of them to the extent arising or resulting from: (a) the breach of any representation, warranty or covenant by Novartis under this Agreement; (b) the negligence or intentional misconduct of any Novartis Indemnitees; or (c) the Exploitation of Licensed Compounds or Licensed Products by or on behalf of Novartis or its Affiliates or Sublicensees; except, in each case, to the extent caused by the negligence or intentional misconduct of any Arvinas Indemnitee, a breach by Arvinas of any of its representations, warranties or covenants set forth in this Agreement, or the Exploitation of Licensed Compounds and Licensed Products (including any Reversion Product), including all Arvinas Clinical Trial Activities, whether before

68 the Effective Date, during or after the Term, by or on behalf of Arvinas or its Affiliates or sublicensees. 14.3 Indemnification Procedure. (a) If either Party is seeking indemnification under Section 14.1 or Section 14.2 (the “Indemnified Party”), it shall promptly inform the other Party (the “Indemnifying Party”) of the claim giving rise to the obligation to indemnify pursuant to such Section 14.1 or Section 14.2, as applicable (“Indemnification Claim Notice”) as soon as reasonably practicable after receiving notice of the Claim; provided, however, that no delay on the part of the Indemnified Party in notifying the Indemnifying Party shall relieve the Indemnifying Party from any obligation hereunder, except to the extent that the Indemnifying Party demonstrates that its ability to defend or resolve such Claim is adversely affected thereby. The Indemnification Claim Notice shall contain a description of the Claim and the nature and amount of the Claim and any Losses related thereto (to the extent that the nature and amount of such Loss is known at such time). Upon the request of the Indemnifying Party, the Indemnified Party shall promptly furnish to the Indemnifying Party copies of all correspondence, communications and official documents (including court documents) received or sent with respect to any applicable Losses and Claims. (b) Subject to the provisions of Sections 14.3(c) and 14.3(d), the Indemnifying Party shall have the right, exercisable by written notice to the Indemnified Party within [**] to assume the direction and control of the defense and handling of any such Claim, at the Indemnifying Party’s expense, in which case Section 14.3(c) below shall govern. The assumption of the defense of a Claim by the Indemnifying Party shall not be construed as acknowledgement that the Indemnifying Party is liable to indemnify any indemnitee with respect to the Claim, nor shall it constitute a waiver by the Indemnifying Party of any defenses it may assert against any Indemnified Party’s claim for indemnification. In the event that it is ultimately decided that the Indemnifying Party is not obligated to indemnify or hold an indemnitee harmless from and against the Claim, the Indemnified Party shall reimburse the Indemnifying Party for any and all costs and expenses (including attorneys’ fees and costs of suit) and any losses incurred by the Indemnifying Party in its defense of the Claim (but excluding, for clarity, any costs and expenses incurred in determining whether, between the Parties, the Indemnifying Party is obligated to indemnify the Indemnified Party). If the Indemnifying Party does not give written notice to the Indemnified Party, within [**], of the Indemnifying Party’s election to assume the defense and handling of such Claim, Section 14.3(d) shall govern. (c) Upon assumption of the defense of a Claim by the Indemnifying Party: (i) the Indemnifying Party shall have the right to and shall assume sole control and responsibility for dealing with the Claim; (ii) the Indemnifying Party may, at its own cost, appoint as counsel in connection with conducting the defense and handling of such Claim any law firm or counsel reasonably selected by the Indemnifying Party; (iii) the Indemnifying Party shall keep the Indemnified Party informed of the status of such Claim; and (iv) the Indemnifying Party shall have the right to settle the Claim on any terms the Indemnifying Party chooses; provided, however, that it shall not, without the prior written consent of the Indemnified Party, agree to a settlement of any Claim which could lead to liability or create any financial or other obligation on the part of the Indemnified Party for which the Indemnified Party is not entitled to indemnification hereunder or which admits any wrongdoing or responsibility for the claim on behalf of the Indemnified Party.

69 The Indemnified Party shall cooperate with the Indemnifying Party and shall be entitled to participate in, but not control, the defense of such Claim with its own counsel and at its expense. In particular, the Indemnified Party shall furnish such records, information and testimony, provide witnesses and attend such conferences, discovery proceedings, hearings, trials and appeals as may be reasonably requested in connection therewith. Such cooperation shall include access during normal business hours by the Indemnifying Party to, and reasonable retention by the Indemnified Party of, records and information that are reasonably relevant to such Claim, and making the Indemnified Party, the indemnitees and its and their employees and agents available on a mutually convenient basis to provide additional information and explanation of any records or information provided. (d) If the Indemnifying Party fails to give written notice to the Indemnified Party to assume the defense and handling of a Claim as set forth in Section 14.3(b) or fails to conduct the defense and handling of any Claim in good faith after having assumed such, without limiting other remedies available to the Indemnified Party, the Indemnified Party may, at the Indemnifying Party’s expense, select counsel reasonably acceptable to the Indemnifying Party in connection with conducting the defense and handling of such Claim and defend or handle such Claim in such manner as it may deem appropriate. In such event, the Indemnified Party shall keep the Indemnifying Party timely apprised of the status of such Claim and, except for any Claim solely involving monetary damages for which the Indemnifying Party agrees to indemnify in full, shall not settle such Claim without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld, conditioned or delayed. 14.4 Limitation of Liability. NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY IN CONTRACT, TORT, NEGLIGENCE BREACH OF STATUTORY DUTY OR OTHERWISE FOR ANY SPECIAL, CONSEQUENTIAL, INCIDENTAL, PUNITIVE, OR INDIRECT DAMAGES TO THE EXTENT ARISING FROM OR RELATING TO THIS AGREEMENT, REGARDLESS OF ANY NOTICE OF THE POSSIBILITY OF SUCH DAMAGES. NOTWITHSTANDING THE FOREGOING, NOTHING IN THIS SECTION 14.4 IS INTENDED TO OR SHALL LIMIT OR RESTRICT (A) THE INDEMNIFICATION RIGHTS OR OBLIGATIONS OF A PARTY UNDER SECTION 14.1 OR SECTION 14.2, (B) ANY DAMAGES AVAILABLE FOR (I) A PARTY’S BREACH OF ITS INTELLECTUAL PROPERTY OBLIGATIONS IN ARTICLE 10 OR ITS CONFIDENTIALITY OBLIGATIONS IN ARTICLE 11 OR (II) ARVINAS’ BREACH OF ITS EXCLUSIVITY OBLIGATIONS IN SECTION 2.4, OR (C) ANY DAMAGES AVAILABLE FOR A PARTY’S GROSS NEGLIGENCE, INTENTIONAL MISCONDUCT OR FRAUD IN CONNECTION WITH THIS AGREEMENT. 14.5 Insurance. Each Party shall procure and maintain at its own cost, with financially stable and reputable insurers, adequate insurance protection that is usual and customary for its respective business operations and reasonably necessary to cover its actual and potential insurable liabilities under this Agreement. Any deductible associated with a Party’s third-party insurance policy shall be the responsibility of that Party and cannot be passed on to the other Party. Arvinas acknowledges and agrees that Novartis may fulfill its foregoing obligations under this Section 14.5 by means of self-insurance to the same extent, where permitted by law. It is understood that such insurance shall not be construed to create a limit of either Party’s liability,

70 including with respect to its indemnification obligations under Section 14.1 or Section 14.2, as applicable. ARTICLE 15 ANTITRUST MATTERS 15.1 Effectiveness of the Agreement. Except for the Parties’ rights and obligations under [**], this Agreement will not become effective until the applicable waiting period (and any extensions thereof), including any timing agreement entered into with the United States Federal Trade Commission (“FTC”) or the Antitrust Division of the United States Department of Justice (“DOJ”) under the HSR Act shall have expired or terminated (the “Effective Date”). As of the Effective Date, all other provisions of this Agreement will become effective automatically without the need for further action by the Parties. Notwithstanding any other provisions of this Agreement to the contrary, if the Effective Date has not occurred on or before the date that is [**] (the “Outside Date”), then either Party, by written notice to the other, may terminate this Agreement, which will then become void and of no further effect as of such notice, provided that the Outside Date shall automatically be extended [**]. 15.2 HSR Filing. (a) Arvinas and Novartis will, as promptly as practicable (but no later than [**]), prepare and file with the FTC and DOJ, the Notification and Report Form for Certain Mergers and Acquisitions (as that term is defined in the HSR Act) required for the transactions contemplated hereby, together with all required documentary attachments thereto (the “HSR Filings”). Notwithstanding the foregoing, the Parties may, upon mutual agreement, delay the filing of any of the HSR Filings if they reasonably believe that such delay would result in obtaining any clearance required under the HSR Act for the consummation of this Agreement and the transactions contemplated hereby more expeditiously. Each of Arvinas and Novartis will cooperate in the antitrust clearance process, including by furnishing to each other’s counsel such necessary information and reasonable assistance as the other may reasonably request in connection with its preparation of any filing or submission that is necessary under the HSR Act and to furnish promptly with the FTC and DOJ any information reasonably requested by them in connection with such filings. Each Party will be responsible for its own fees, costs and expenses associated with any HSR Filings or in connection with its obligations pursuant to this Section 15.2. (b) Arvinas and Novartis will each use commercially reasonable efforts to promptly obtain the expiration or termination of the HSR waiting period as it relates to this Agreement and the transactions contemplated hereby and will keep each other apprised of the status of any communications with, and any inquiries or requests for additional information from, the FTC or DOJ and will comply promptly with any such inquiry or request. As used in this Section 15.2, “commercially reasonable efforts” will not include, and will not require, proposing, negotiating, committing to or effecting, by consent decree, hold separate order, or otherwise, (i) the sale, divestiture, disposition, licensing or sublicensing of any of a Party’s or its Affiliates’ assets, properties or businesses, (ii) behavioral limitations, conduct restrictions or commitments with respect to such assets, properties or business, or of any of the rights or obligations of a Party under this Agreement, or (iii) defending through litigation any claim asserted in court by any Third Party that would restrain, prevent or delay the Effective Date.

71 (c) The Parties will instruct their respective counsel to cooperate with each other and use commercially reasonable efforts to facilitate and expedite the identification and resolution of any issues arising under the HSR Act at the earliest practicable dates. Such commercially reasonable efforts and cooperation shall include counsel’s undertaking to (i) keep each other informed of communications, inquiries and requests from and to personnel of the FTC or DOJ, including by providing copies thereof to the other Party (subject to reasonable redactions for privilege or confidentiality concerns), and (ii) confer with each other regarding appropriate contacts with and response to such personnel of the FTC or DOJ and the content of any such contacts or presentations. Each of Arvinas and Novartis will consult with the other Party, to the extent practicable, in advance of participating in any substantive meeting or discussion with the FTC or DOJ with respect to any such filings, applications, investigation, or other inquiry and, to the extent permitted by the DOJ or FTC, give the other Party the opportunity to attend and participate in such meeting or discussion. Each Party will provide the other Party the opportunity to review in advance, and will consider in good faith the other Party’s reasonable comments in connection with, the content of any presentations, white papers or other written materials to be submitted to the FTC or DOJ. Notwithstanding any of the foregoing, the final determination as to the appropriate course of action shall be made by Novartis. For clarity, the Parties’ rights and obligations hereunder apply only in so far as they relate to this Agreement and to the transactions contemplated under this Agreement. ARTICLE 16 GENERAL PROVISIONS 16.1 Force Majeure. In the event that either Party is prevented from performing its obligations under this Agreement (other than its obligations to pay all amounts due hereunder in accordance with the terms herein) as a result of any contingency beyond its reasonable control (“Force Majeure”), including any actions of governmental authorities or agencies, war, hostilities between nations, civil commotions, riots, national industry strikes, lockouts, sabotage, shortages in supplies, energy shortages, pandemics, fire, floods and acts of nature such as typhoons, hurricanes, earthquakes, or tsunamis, the Party so affected shall not be responsible to the other Party for any delay or failure of performance of such obligations hereunder, for so long as Force Majeure prevents such performance. In the event of Force Majeure, the Party immediately affected thereby shall give prompt written notice to the other Party specifying the Force Majeure event complained of, and shall use Commercially Reasonable Efforts to resume performance of its obligations as soon as possible. 16.2 Assignment. Neither Party may assign, delegate (other than to a subcontractor as expressly permitted herein), or transfer this Agreement or any of its rights or obligations hereunder without the other Party’s prior written consent, except that either Party may, without the other Party’s consent: (a) assign its rights or obligations under this Agreement or any part hereof to one or more of its Affiliates; or (b) assign this Agreement in its entirety to a successor to all or substantially all of its business or assets to which this Agreement relates, including in connection with a Change of Control of such Party. Any permitted assignee will assume all obligations of its assignor under this Agreement (or related to the assigned portion in case of a partial assignment). Any attempted assignment in contravention of the foregoing will be null and void. Subject to the terms of this Agreement, this Agreement will be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns.

72 16.3 Severability. Should one or more of the provisions of this Agreement become invalid, void or unenforceable as a matter of law, then this Agreement shall be construed as if such provision were not contained herein and the remainder of this Agreement shall be in full force and effect, and the Parties will use Commercially Reasonable Efforts to substitute for the invalid, void or unenforceable provision a valid and enforceable provision which conforms as nearly as possible with the original intent of the Parties. 16.4 Notices. All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when: (a) delivered by hand (with written confirmation of receipt); or (b) when received by the addressee, if sent by an internationally recognized overnight delivery service (receipt requested), in each case, to the appropriate addresses set forth below (or to such other addresses as a Party may designate by notice): If to Arvinas: [**] If to Novartis: [**] 16.5 Dispute Resolution. (a) In the event of a Dispute, either Party may refer the Dispute to the Alliance Managers for discussion and resolution. If the Alliance Managers are unable to resolve the Dispute within [**], either Party may require that the Parties forward the matter to the Executive Officers, who shall attempt in good faith to resolve such Dispute. If the Executive Officers cannot resolve such Dispute within [**], either Party shall be free to initiate the dispute resolution proceedings outlined in Section 16.5(b) below for such Dispute. (b) Subject to Section 16.5(a), and unless otherwise to be resolved under the baseball arbitration under Section 12.3(b)(i), any dispute, controversy or claim arising out of, relating to or in any way connected with this Agreement or any term or condition thereof, including with respect to the formation, applicability, breach, termination, validity or enforceability thereof, or the performance by either Party of its obligations hereunder, whether before or after termination of this Agreement (each, a “Dispute”), shall be resolved solely and exclusively by litigation filed in the federal or state course located in the State of Delaware, the United States. Each Party hereby irrevocably submits to the exclusive jurisdiction of the courts of the State of Delaware and the courts of the United States of America located in the State of Delaware, for the purposes of resolving any such Dispute, subject to Section 16.5(c). (c) Nothing in this Section 16.5 shall preclude either Party from seeking interim or provisional relief, including a temporary restraining order, preliminary injunction or other interim equitable relief concerning a Dispute, in each case, if necessary to protect the interests of such Party without the necessity of posting bond. 16.6 Governing Law; Waiver of Jury Trial. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, U.S. without reference to

73 any rules of conflict of laws; provided, that the United Nations Convention on Contracts for International Sale of Goods shall not apply. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW THAT CANNOT BE WAIVED, THE PARTIES HEREBY WAIVE, AND COVENANT THAT THEY WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE), ANY RIGHT TO TRIAL BY JURY IN ANY ACTION ARISING IN WHOLE OR IN PART UNDER OR IN CONNECTION WITH THIS AGREEMENT, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE. THE PARTIES AGREE THAT ANY OF THEM MAY FILE A COPY OF THIS PARAGRAPH WITH ANY COURT AS WRITTEN EVIDENCE OF THE KNOWING, VOLUNTARY AND BARGAINED-FOR AGREEMENT AMONG THE PARTIES IRREVOCABLY TO WAIVE ITS RIGHT TO TRIAL BY JURY IN ANY PROCEEDING WHATSOEVER BETWEEN THEM RELATING TO THIS AGREEMENT WILL INSTEAD BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY. 16.7 Compliance with Law. Each Party shall perform its obligations under this Agreement in accordance with all Applicable Laws. No Party shall, or shall be required to, undertake any activity under or in connection with this Agreement which violates, or which it believes, in good faith, may violate, any Applicable Laws. 16.8 Export Control. This Agreement is made subject to any restrictions concerning the export of products or technical information from the United States or other countries which may be imposed upon or related to Arvinas or Novartis from time to time, and both Parties agrees to comply with all such export control laws. 16.9 Entire Agreement; Amendments. This Agreement, together with the Exhibits hereto, contains the entire agreement and understanding of the Parties with respect to the subject matter hereof. Any other express or implied agreements and understandings, negotiations, writings and commitments, either oral or written, with respect to the subject matter hereof are superseded by the terms of this Agreement. In the event of any conflict between a substantive provision of this Agreement and any Exhibit hereto, the substantive provisions of this Agreement shall prevail, unless such Exhibit expressly states otherwise. This Agreement may be amended, or any term hereof modified, only by a written instrument duly executed by authorized representative(s) of all Parties hereto. The Parties agree that the [**] (the “Confidentiality Agreement”) is hereby terminated as of the Execution Date, but the information of each Party and its Affiliates that was the subject of confidentiality obligations under such Confidentiality Agreement shall been deemed to be Confidential Information of the applicable Party and its Affiliates under this Agreement. 16.10 Independent Contractors. It is expressly agreed that Arvinas and Novartis shall be independent contractors and that the relationship between the Parties shall not constitute a partnership, joint venture or legal entity of any type. Neither Arvinas nor Novartis shall have the authority to make any statements, representations or commitments of any kind, or to take any action, which shall be binding on the other Party, without the prior written consent of the other Party. Neither Party shall report this Agreement or the relationship between the Parties as a partnership for tax purposes unless required by Applicable Laws.

74 16.11 Waiver; Obligations of Arvinas. No provision of this Agreement shall be waived by any act, omission or knowledge of a Party or its agents or employees except by an instrument in writing expressly waiving such provision and signed by a duly authorized officer of the waiving Party. The waiver by either Party of any right hereunder, or of any failure of the other Party to perform, or of any breach by the other Party, shall not be deemed a waiver of any other right hereunder or of any other breach by or failure of such other Party whether of a similar nature or otherwise. Novartis shall be entitled to rely on any waiver, instruction, instrument, acknowledgment or other writing signed by any one of the Arvinas Entities to be the binding commitment of all Arvinas Entities, and the Arvinas Entities shall be jointly and severally liable for any representation, warranty, covenant, agreement or other obligation of Arvinas set forth in this Agreement. 16.12 Cumulative Remedies. Except as otherwise specified herein, no remedy referred to in this Agreement is intended to be exclusive, but each shall be cumulative and in addition to any other remedy referred to in this Agreement or otherwise available under Applicable Laws. 16.13 Further Actions. Novartis and Arvinas hereby covenant and agree, without the necessity of any further consideration, to execute, acknowledge and deliver any and all such other documents and take any such other action as may be reasonably necessary to carry out the intent and purposes of this Agreement. 16.14 No Third Party Beneficiary Rights. The provisions of this Agreement are for the sole benefit of the Parties and their successors and permitted assigns, and they shall not be construed as conferring any rights to any Third Party (including any third party beneficiary rights), except with respect to certain Novartis Indemnitees and certain Arvinas Indemnitees who are Third Parties solely with respect to Article 14; provided, that Novartis and Arvinas shall have the sole right to exercise, claim, amend, waive, or modify the terms of Article 14 with respect to such Novartis Indemnitees and such Arvinas Indemnitees, respectively. 16.15 Extension to Affiliates. Novartis shall have the right to extend the rights, immunities and obligations granted in this Agreement to one or more of its Affiliates. All applicable terms and provisions of this Agreement shall apply to any such Affiliate to which this Agreement has been extended to the same extent as such terms and provisions apply to Novartis. Novartis shall remain primarily liable for any acts or omissions of its Affiliates. 16.16 Expenses. Except as otherwise expressly provided in this Agreement, each Party shall pay the fees and expenses of its respective lawyers and other experts and all other expenses and costs incurred by such Party incurred in connection with the negotiation, preparation, execution, delivery and performance of this Agreement. 16.17 English Language. This Agreement is written and executed in the English language. Any translation into any other language shall not be an official version of this Agreement and, in the event of any conflict in interpretation between the English version and such translation, the English version shall prevail.

75 16.18 Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via electronic mail, including Adobe™ Portable Document Format (PDF) or any electronic signature complying with the U.S. Federal ESIGN Act of 2000, and the counterparts so delivered will be deemed to be original signatures, will be valid and binding upon the Parties, and, upon delivery, will constitute due execution of this Agreement. <SIGNATURE PAGE FOLLOWS>

76 IN WITNESS WHEREOF, the Parties intending to be bound have caused this License Agreement to be executed by their duly authorized representatives as of the Execution Date. ARVINAS, INC. By: /s/ John Houston Name: John Houston Title: CEO ARVINAS OPERATIONS, INC. By: /s/ John Houston Name: John Houston Title: CEO ARVINAS ANDROGEN RECEPTOR, INC. By: /s/ John Houston Name: John Houston Title: CEO NOVARTIS PHARMA AG By: /s/ David Benathan By: /s/ Ian James Hiscock Name: David Benathan Name: Ian James Hiscock Title: BD&L Head Partnering Oncology_ Title: Authorised Signatory

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